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                                                                     Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                          DATED AS OF SEPTEMBER 7, 2000

                                      AMONG

                              STREAMLINE.COM, INC.,

                            BEACON HOME DIRECT, INC.,

                          STREAMLINE MID-ATLANTIC, INC.

                                       AND

                                  PEAPOD, INC.


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
ARTICLE I

DEFINITIONS AND INTERPRETATIONS...................................................................................1

         1.1.     Definitions.....................................................................................1

         1.2.     Interpretation..................................................................................7

ARTICLE II

PURCHASE AND SALE.................................................................................................8

         2.1.     Purchased Assets................................................................................8

         2.2.     Excluded Assets.................................................................................9

         2.3.     Assumed Liabilities............................................................................10

         2.4.     Excluded Liabilities...........................................................................10

ARTICLE III

PURCHASE PRICE...................................................................................................12

         3.1.     Purchase Price.................................................................................12

         3.2.     Indemnity Escrow...............................................................................12

         3.3.     Creditor Escrow................................................................................12

         3.4.     Allocation of Purchase Price...................................................................14

ARTICLE IV

CLOSING..........................................................................................................14

         4.1.     Closing Date...................................................................................14

         4.2.     Payment on the Closing Date....................................................................15

         4.3.     Buyer's Additional Deliveries..................................................................15

         4.4.     Sellers' Deliveries............................................................................15

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER.........................................................................17

         5.1.     Organization of Sellers........................................................................17

         5.2.     Subsidiaries and Investments...................................................................17

         5.3.     Authority of Sellers...........................................................................17

         5.4.     Financial Statements...........................................................................18

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
         5.5.     Operations Since Balance Sheet Date............................................................19

         5.6.     No Undisclosed Liabilities.....................................................................20

         5.7.     Taxes..........................................................................................20

         5.8.     Availability of Assets.........................................................................21

         5.9.     Governmental Permits...........................................................................21

         5.10.    Real Property..................................................................................22

         5.11.    Real Property Leases...........................................................................22

         5.12.    Condemnation...................................................................................22

         5.13.    Personal Property..............................................................................22

         5.14.    Personal Property Leases.......................................................................22

         5.15.    Intellectual Property; Software................................................................23

         5.16.    Accounts Receivable; Inventories...............................................................25

         5.17.    Title to Property..............................................................................25

         5.18.    Employees and Related Agreements; ERISA........................................................25

         5.19.    Employee Relations.............................................................................27

         5.20.    Contracts......................................................................................27

         5.21.    Status of Contracts............................................................................28

         5.22.    No Violation or Litigation.....................................................................29

         5.23.    Environmental Matters..........................................................................29

         5.24.    Insurance......................................................................................30

         5.25.    Suppliers......................................................................................31

         5.26.    Budgets........................................................................................31

         5.27.    No Finder......................................................................................31

         5.28.    Disclosure.....................................................................................31

         5.29.    Financial Projections..........................................................................31

         5.30.    Termination of Liens...........................................................................32

         5.31.    Creditor List..................................................................................32

         5.32.    Fairness Opinion...............................................................................32

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................................32

         6.1.     Organization of Buyer..........................................................................32

         6.2.     Authority of Buyer.............................................................................32

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
         6.3.     No Finder......................................................................................33

ARTICLE VII

ACTION PRIOR TO THE CLOSING DATE.................................................................................33

         7.1.     Investigation of the Division by Buyer.........................................................33

         7.2.     Preserve Accuracy of Representations and Warranties............................................33

         7.3.     Consents of Third Parties; Governmental Approvals..............................................34

         7.4.     Operations Prior to the Closing Date...........................................................34

         7.5.     Notification by Sellers of Certain Matters.....................................................36

ARTICLE VIII

ADDITIONAL AGREEMENTS............................................................................................36

         8.1.     Covenant Not to Compete or Solicit Business....................................................36

         8.2.     Sellers' Grant of Limited Right to Use Name....................................................37

         8.3.     Taxes..........................................................................................39

         8.4.     Discharge of Divisions'Liabilities.............................................................40

         8.5.     Employees and Employee Benefit Plans...........................................................40

         8.6.     Change in Corporate Name.......................................................................42

         8.7.     Covenant Not To Sue; General Release...........................................................43

         8.8.     Use of Proceeds................................................................................43

         8.9.     Transition Services............................................................................

         8.10.    Use of Customer Data...........................................................................45

         8.11.    Release of Sellers'Obligations.................................................................45

         8.12.    Substitution of Certificate of Deposit.........................................................45

         8.13.    Stay Bonus Payments............................................................................

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.....................................................................45

         9.1.     No Misrepresentation or Breach of Covenants and Warranties.....................................46

         9.2.     No Changes or Destruction of Property..........................................................46

         9.3.     No Restraint or Litigation.....................................................................46

         9.4.     Necessary Governmental Approvals...............................................................46

         9.5.     Necessary Consents.............................................................................46

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
         9.6.     Title Insurance................................................................................47

         9.7.     Major Stockholders Releases....................................................................47

         9.8.     List of Creditors..............................................................................47

         9.9.     Fairness Opinion...............................................................................47

ARTICLE X

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS...................................................................47

         10.1.    No Misrepresentation or Breach of Covenants and Warranties.....................................47

         10.2.    No Restraint or Litigation.....................................................................47

         10.3.    Necessary Governmental Approvals...............................................................47

ARTICLE XI

INDEMNIFICATION..................................................................................................48

         11.1.    Indemnification by Sellers.....................................................................48

         11.2.    Indemnification by Buyer.......................................................................49

         11.3.    Notice of Claims...............................................................................49

         11.4.    Third Person Claims............................................................................50

         11.5.    Limitations of Indemnification.................................................................51

         11.6.    Adjustment to Purchase Price...................................................................51

ARTICLE XII

TERMINATION......................................................................................................51

         12.1.    Termination....................................................................................51

         12.2.    Notice of Termination..........................................................................51

         12.3.    Effect of Termination..........................................................................51

ARTICLE XIII

GENERAL PROVISIONS...............................................................................................52

         13.1.    Survival of Obligations........................................................................52

         13.2.    Confidential Nature of Information.............................................................52

         13.3.    No Public Announcement.........................................................................52

         13.4.    Notices........................................................................................52

         13.5.    Successors and Assigns.........................................................................53

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
         13.6.    Access to Records after Closing................................................................54

         13.7.    Entire Agreement; Amendments...................................................................54

         13.8.    Partial Invalidity.............................................................................54

         13.9.    Waivers........................................................................................54

         13.10.   Expenses.......................................................................................55

         13.11.   Execution in Counterparts......................................................................55

         13.12.   Enforcement of Agreement.......................................................................55

         13.13.   Further Assurances.............................................................................55

         13.14.   Governing Law..................................................................................56

         13.15.   Time is of the Essence.........................................................................56

         13.16.   Submission to Jurisdiction.....................................................................56

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                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of September 7, 2000, among Peapod, Inc., a Delaware corporation ("Buyer"), Streamline.com, Inc., a Delaware corporation ("Parent"), Beacon Home Direct, Inc. (d/b/a Scotty's Home Market), an Illinois corporation and wholly-owned subsidiary of Parent ("Beacon"), and Streamline Mid-Atlantic, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Mid-Atlantic" and, together with Beacon, the "Subsidiaries" and the Subsidiaries together with Parent, the "Sellers," each, a "Seller").

                  WHEREAS, Parent is, among other things, engaged through Beacon (the "Chicago Division") in the business of Internet-based ordering and delivery of groceries and other consumer goods in the Chicago, Illinois-area market (the "Chicago Business") and through Mid-Atlantic (the "Maryland Division" and, together with the Chicago Division, the "Divisions") in such business in the Washington, D.C.-area market (the "Maryland Business" and, together with the Chicago Business, the "Business"); and

                  WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers the Purchased Assets, as hereinafter defined, all on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in considerations of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among Sellers and Buyer as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

                  1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this SECTION 1.1 and shall be equally applicable to both the singular and plural forms.

                  "ADDITIONAL ACCOUNTING FIRM" has the meaning specified in
SECTION 3.3(d).

                  "AFFIDAVIT OF CREDITORS" has the meaning specified in SECTION 9.8.

                  "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "AFTER-TAX BASIS" means, with respect to any amount which is to be paid hereunder on an "After-Tax Basis," an amount which, after subtraction of the amount of all federal, state and foreign Taxes payable by the recipient thereof as a result of the receipt or accrual of such payment, and after taking into account (i) the increase in federal, state and foreign Taxes (including estimated Taxes) payable by such recipient for all affected taxable years as a result of the event or occurrence giving rise to such payment (the "Indemnified Event"), and (ii) the reduction in federal, state and foreign Taxes (including estimated Taxes) payable by the recipient for all taxable years ending on or before the end of the taxable year in


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which such payment is made, shall be sufficient as of the date of payment to compensate the recipient for such Indemnified Event.

                  "AGREED ACCOUNTING PRINCIPLES" means generally accepted accounting principles consistently applied, PROVIDED that, with respect to any matter as to which there is more than one generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the balance sheet of Parent as of July 1, 2000 included in SCHEDULE 5.4.

                  "AGREED ADJUSTMENTS" has the meaning specified in SECTION 3.3(d).

                  "ALLOCATION SCHEDULE" has the meaning specified in SECTION
3.4.

                  "ASSUMED LIABILITIES" has the meaning specified in SECTION
2.3.

                  "AUDITORS" means PricewaterhouseCoopers LLP, auditors to Mid-Atlantic.

                  "BALANCE SHEET" has the meaning specified in SECTION 5.4.

                  "BALANCE SHEET DATE" means July 29, 2000.

                  "BUSINESS" has the meaning specified in the first recital to this Agreement.

                  "BUSINESS PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by any Seller and used primarily in the Business.

                  "BUYER" has the meaning specified in the first paragraph of this Agreement.

                  "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

                  "BUYER GROUP MEMBER" means Buyer and its Affiliates and their respective successors and assigns.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section Section 9601 et seq.

                  "CHICAGO BUSINESS" has the meaning specified in the first recital to this Agreement.

                  "CHICAGO DIVISION" has the meaning specified in the first recital to this Agreement.

                  "CLAIM NOTICE" has the meaning specified in SECTION 11.3(a).

                  "CLOSING" means the closing of the transfer of the Purchased Assets from Sellers to Buyer.


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                  "CLOSING DATE" has the meaning specified in SECTION 4.1.

                  "CLOSING DATE BALANCE SHEET" has the meaning specified in
SECTION 3.3(e).

                  "CODE" means the Internal Revenue Code of 1986.

                  "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste.

                  "CONTINUING EMPLOYEES" has the meaning specified in SECTION 8.5(b).

                  "COPYRIGHTS" means United States and foreign copyrights and mask works, whether registered or unregistered, along with the registrations and pending applications to register the same.

                  "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                  "CREDITOR ESCROW ACCOUNT" has the meaning specified in SECTION 3.3.

                  "CREDITOR ESCROW AGREEMENT" has the meaning specified in
SECTION 3.3.

                  "CREDITOR ESCROW AMOUNT" has the meaning specified in SECTION 3.3.

                  "CUSTOMER DATA" has the meaning specified in SECTION 2.1(p).

                  "DIVISIONS" has the meaning specified in the first recital to this Agreement.

                  "EMPLOYMENT DATE" has the meaning specified in SECTION 8.5(a).

                  "ENCUMBRANCE" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

                  "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law, or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

                  "ENVIRONMENTAL LAW" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including CERCLA, OSHA and RCRA and any state equivalent thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCLUDED ASSETS" has the meaning specified in SECTION 2.2.

                  "EXPENSES" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                  "FINAL CLOSING DATE BALANCE SHEET" has the meaning specified in SECTION 3.3(d).

                  "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

                  "GOVERNMENTAL PERMITS" has the meaning specified in SECTION
5.9.

                  "INDEMNITY ESCROW ACCOUNT" has the meaning specified in
SECTION 3.2.

                  "INDEMNITY ESCROW AGREEMENT" has the meaning specified in
SECTION 3.2.

                  "INDEMNITY ESCROW AGENT" has the meaning specified in SECTION 3.2.

                  "INDEMNITY ESCROW AMOUNT" has the meaning specified in SECTION 3.2.

                  "INITIAL CREDITOR ESCROW AMOUNT" has the meaning specified in
SECTION 3.3(a).

                  "INSTRUMENT OF ASSIGNMENT" means the Instrument of Assignment in the form of Exhibit A.

                  "INSTRUMENT OF ASSUMPTION" means the Instrument of Assumption in the form of Exhibit B.

                  "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks and Trade Secrets.

                  "IRS" means the Internal Revenue Service.

                  "KPMG" means KPMG LLP, independent accountants of Buyer.

                  "LIABILITIES" has the meaning specified in SECTION 3.3(b).

                  "LEASED EMPLOYEES" has the meaning specified in SECTION
8.5(a).

                  "LEASED REAL PROPERTY" has the meaning specified in SECTION 5.11.

                  "LETTER OF UNDERSTANDING" means the letter agreement dated August 28, 2000 between Buyer, Parent and the Major Stockholders.

                  "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies or other charges.

                  "MAJOR STOCKHOLDERS" means Nordstrom, Inc., Reliance Insurance Company, Timothy A. DeMello and each of the Sellers.

                  "MAJOR STOCKHOLDERS RELEASES" means a release, dated the Closing Date, in the form of Exhibits C-1, C-2, C-3 and C-4, executed by each of the Major Stockholders that is a signatory thereto.

                  "MARYLAND BUSINESS" has the meaning specified in the first recital to this Agreement.

                  "MARYLAND DIVISION" has the meaning specified in the first recital to this Agreement.

                  "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Section Section 651 et seq.

                  "OWNED REAL PROPERTY" has the meaning specified in SECTION
5.10.

                  "OWNED SOFTWARE" has the meaning specified in SECTION 5.15.

                  "PATENT RIGHTS" means United States and foreign patents, provisional patent applications, patent applications, continuations, continuations-in-part, re-examinations, patents by addition, Supplemental Protection Certificates, patent term extensions, divisions, renewals, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto and extensions thereof.

                  "PERMITTED ENCUMBRANCES" means (i) liens for Taxes, other governmental charges and assessments which are not yet due and payable; (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other similar liens imposed by law arising in the ordinary course of business for sums not yet due and payable; (iii) Encumbrances set forth in SCHEDULE 5.17; and (iv) other liens or imperfections on property which do not adversely affect title to, detract from the value of, or impair the existing use of, the property affected by such lien or imperfection.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

                  "PRELIMINARY CLOSING DATE BALANCE SHEET" has the meaning specified in SECTION 3.3(b).

                  "PURCHASE PRICE" has the meaning specified in SECTION 3.1.

                  "PURCHASED ASSETS" has the meaning specified in SECTION 2.1.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Section Section 6901 Et seq.

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Business Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Business Property.

                  "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

                  "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

                  "SELLER" and "SELLERS" have the meanings specified in the first paragraph of this Agreement.

                  "SELLER AGREEMENTS" has the meaning specified in SECTION 5.21.

                  "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by any Seller under this Agreement or in connection herewith.

                  "SELLER GROUP MEMBER" means Sellers and their respective Affiliates and their respective successors and assigns.

                  "SELLER PLANS" has the meaning specified in SECTION 8.5(c).

                  "SOFTWARE" means, whether in source code, object code or human readable form, all computer software programs, software systems, tool sets, compilers, and high-level or proprietary languages along with all related technical manuals, user manuals, and other documentation and materials and all databases and data compilations.

                  "STRADDLE PERIOD" means any taxable year or period beginning on or before and ending after the Closing Date.

                  "STREAMLINE TRADEMARKS" has the meaning specified in SECTION 8.2(a).

                  "SUBSIDIARIES" has the meaning specified in the first paragraph of this Agreement.

                  "TAX" (and, with correlative meaning, "TAXABLE") means: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Code Section 59A) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax Sharing Arrangement or Tax indemnity agreement.

                  "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

                  "TAX SHARING ARRANGEMENT" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes any Seller.

                  "TITLE POLICY", means, with respect to any Owned Real Property, an ALTA owner's title insurance policy, 1990 form, and, with respect to any Leased Real Property, an ALTA's leasehold owner's title insurance policy, in each case with (i) an endorsement deleting the "creditor's rights" exception or exclusion, with extended coverage over general exceptions 1 (rights or claims of parties in possession), 2 (survey matters), 3 (easements or claims of easements not shown by the public records), 4 (mechanic's liens) and 5 (taxes or special assessments not shown as existing liens); (ii) a Form 3.1 zoning endorsement (including parking); (iii) a contiguity endorsement, if applicable;
(iv) an access endorsement; (v) a comprehensive endorsement; (vi) endorsements insuring compliance with any covenants, conditions and restrictions constituting Permitted Encumbrances; (vii) a survey endorsement; (viii) a tax parcel or tax number endorsement; and (ix) such other endorsements as Buyer shall reasonably request, all such endorsements to be in form and substance satisfactory to Buyer, written by a nationally recognized title insurance company in amount, form and substance satisfactory to Buyer and providing that, upon the satisfaction of the conditions specified therein, in the case of Owned Real Property, Buyer will have good and marketable title to the Owned Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances.

                  "TRADEMARKS" means United States, state and foreign trademarks, service marks, trade names, Internet domain names, designs, logotypes, slogans and general intangibles of like nature, whether registered or unregistered, including all common law rights in and all goodwill associated with the foregoing, and all registrations and pending applications to register the foregoing.

                  "TRADE SECRETS" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans, and other proprietary information.

                  "TRANSITION SERVICES" has the meaning specified in SECTION
8.9.

                  1.2. INTERPRETATION. For purposes of this Agreement, (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation," (ii) the word "or" is not exclusive and (iii) the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

                  2.1. PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement (including the exclusions set forth in SECTION 2.2), on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Sellers, on a going concern basis, free and clear of all Encumbrances (except for Permitted Encumbrances), the Business and the goodwill associated therewith and all of the assets and properties of any Seller of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used primarily in connection with the Business as the same shall exist on the Closing Date (herein collectively called the "Purchased Assets"), including all right, title and interest of each Seller in, to and under:

                  (a) all of the assets reflected on the Balance Sheet, except those assets disposed of or converted into cash after the Balance Sheet Date and through the Closing Date in the ordinary course of business;

                  (b) all notes and accounts receivable generated by the Business including Certified rebate receivables and coupon clearing receivables;

                  (c) all inventory of the Divisions;

                  (d) the Governmental Permits listed in SCHEDULE 5.9;

                  (e) all prepaid expenses, including coolers/totes, miscellaneous prepaids, prepaid catalog/rent, technical support reserve and miscellaneous Maryland Division items;

                  (f) the real estate leases (and leasehold improvements relating thereto) listed in SCHEDULE 5.11 and all deposits related thereto;

                  (g) the machinery, equipment, vehicles, furniture and other personal property listed or referred to in SCHEDULE 5.13;

                  (h) the personal property leases listed in SCHEDULE 5.14 and all deposits related thereto;

                  (i) the Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith), and the agreements, contracts, licenses, sublicenses, assignments and indemnities listed in SCHEDULE 5.15, except for items a, b, d, e, i and j listed under (a) in SCHEDULE 5.15;

                  (j) the contracts, agreements or understandings listed or described in SCHEDULE 5.20;

                  (k) all Trade Secrets and other proprietary or confidential information used primarily in or relating primarily to the Business;

                  (l) the Software listed in SCHEDULE 5.15 except to the extent Software listed under (b) (I) (1), (2) or (3) of SCHEDULE 5.15 resides on computers located at Parent;

                  (m) all of any Seller's rights, claims or causes of action against third parties relating to the Business (to the extent such claims or causes of action relate to the Business), or the assets or properties of the Business (to the extent such rights, claims or causes of action relate to such assets) arising out of transactions occurring prior to the Closing Date;

                  (n) all books and records (including all data and other information stored on discs, tapes or other media) of any Seller relating primarily to the Business or the assets or properties of the Business, including sales, advertising and marketing materials;

                  (o) all telephone, telex and telephone facsimile numbers and other directory listings utilized by any Seller primarily in connection with the Business;

                  (p) all customer lists, customer data and databases, customer mailing and subscription lists and customer records relating to the Business in whatever form or medium such information is contained (the "Customer Data");

                  (q) the names "Scotty's", "Scotty's Market" and "Scotty's Home Market" and the domain name "www.scottysmarket.com," "www.scottyshomemarket.com," "www.scottysmkt.com" and "www.beaconhomedirect.com" and the associated web sites (and all content of such web sites) or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "Scotty's," "Scotty's Market," "Scotty's Home Market" or "Scottysmkt"; and

                  (r) all sales tax rebates relating to the Business.

                  2.2. EXCLUDED ASSETS. Notwithstanding the provisions of
SECTION 2.1, the Purchased Assets shall not include the following (herein referred to as the "Excluded Assets"):

                  (a) any cash, bank deposits and cash equivalents and any receivables represented by deposits-in-transit;

                  (b) except to the extent provided in SECTION 8.2, the names "Streamline", "Streamline.com" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "Streamline" or "Streamline.com" or any variation thereof or any other such item listed on SCHEDULE 5.15(a) at items a, b, d, e, i or j;

                  (c) any Seller's rights, claims or causes of action against third parties relating to the Business or the assets or properties of the Business which might arise in connection with the discharge by any Seller of the Excluded Liabilities;

                  (d) any Seller's rights under the leases, agreements, contracts and commitments listed in SCHEDULE 2.2(A);

                  (e) the machinery, equipment, vehicles, furniture or other personal property or inventory listed in SCHEDULE 2.2(B);

                  (f) any Seller's employee benefit agreements, plans or arrangements listed in SCHEDULE 5.18(A) or otherwise maintained by Seller on behalf of persons employed by any Seller in the Business;

                  (g) all shares of capital stock of the Subsidiaries; and

                  (h) prepaid insurance expense.

                  2.3. ASSUMED LIABILITIES. On the Closing Date, Buyer shall deliver to Sellers the Instrument of Assumption pursuant to which Buyer shall assume and agree to discharge the following obligations and liabilities of Sellers in accordance with their respective terms and subject to the respective conditions thereof:

                  (a) all liabilities in respect of Taxes for which Buyer is liable pursuant to SECTION 8.3;

                  (b) all obligations and liabilities of each Seller under each contract, agreement and understanding included among the Purchased Assets (other than obligations and liabilities relating to or arising from actions, or the lack thereof, prior to the Closing);

                  (c) all capital and operating lease obligations reflected on the Balance Sheet and consisting of the following: with respect to the Chicago Business, the building, warehouse equipment leases listed in SCHEDULE 5.14, delivery vehicles, forklifts, phone system, ISDN/DSI, Internet and copier leases, and, with respect to the Maryland Division, refrigerator leases, office furniture, equipment leases listed in SCHEDULE 5.14 and the real property leases, other than capitalized lease obligations reflected on SCHEDULE 2.2(A);

                  (d) the payment obligations set forth on SCHEDULE 2.3(D); and

                  (e) naccruals for vacation and sick pay for Continuing Employees.

                  All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities."

                  2.4. EXCLUDED LIABILITIES. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of any Seller, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Instrument of Assumption (all such liabilities and obligations not being assumed being herein called the

"Excluded Liabilities") and, notwithstanding anything to the contrary in SECTION 2.3, none of the following shall be Assumed Liabilities for purposes of this
Agreement:

                  (a) any liabilities in respect of Taxes for which any Seller is liable pursuant to SECTION 8.3;

                  (b) any payables and other liabilities or obligations of the Divisions to any Seller or any of their respective Affiliates;

                  (c) any costs and expenses incurred by any Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

                  (d) any liabilities or obligations in respect of any Excluded Assets;

                  (e) any liabilities in respect of the lawsuits, claims, suits, proceedings or investigations set forth in SCHEDULE 5.22;

                  (f) accrued liabilities of any kind, including accrued payroll, accrued expenses and accrued sales tax liabilities;

                  (g) any liabilities and obligations related to, or arising from (i) the occupancy, operation, use or control of any of the Business Property prior to the Closing Date or (ii) the operation of the Business prior to the Closing Date, in each case incurred or imposed by any Environmental Law, including liabilities and obligations related to, or arising from, any Release of any Contaminant on, at or from (A) the Business Property, including all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any conditions whatsoever on, under or in the vicinity of such real property, in each case prior to the Closing Date or (B) any real property or facility owned by a third Person to which Contaminants generated by the Business were sent prior to the Closing Date;

                  (h) any product liability or claims for injury to person or property, regardless of when made or asserted, relating to products distributed or sold by either Division or services performed by any Seller prior to the Closing Date;

                  (i) obligations and liabilities relating to the Siemen's relationship;

                  (j) the systems contracts, agreements or commitments (other than those related exclusively or primarily to the Chicago Division);

                  (k) fees or commissions of any broker, finder, financial advisor or intermediary, including Donaldson, Lufkin & Jenrette Securities Corporation;

                  (l) other than as set forth in SECTION 2.3(d) and (e), employee severance, stay bonuses and other employee obligations and liabilities to any current or former employees of the Business;

                  (m) current payables of any kind;

                  (n) obligations and liabilities relating to the Ogilvy relationship; and

                  (o) obligations and liabilities relating to trucks used in the Maryland Division, including any equipment located therein or affixed thereto.

                                  ARTICLE III

                                 PURCHASE PRICE

                  3.1. PURCHASE PRICE. The purchase price for the Purchased Assets (the "Purchase Price") shall be Eleven Million Six Hundred Twelve Thousand Two Hundred Seventy Two Dollars ($11,612,272).

                  3.2. INDEMNITY ESCROW. On or prior to the Closing Date, Buyer, Sellers and Bank One Trust Company, National Association, a national banking association, as escrow agent (the "Indemnity Escrow Agent"), shall enter into an escrow agreement substantially in the form of Exhibit D (the "Indemnity Escrow Agreement") providing for the establishment of an escrow account (the "Indemnity Escrow Account") with the Indemnity Escrow Agent. At the Closing, Buyer shall deposit in the Indemnity Escrow Account so established $200,000, to secure the obligations of Sellers to Buyer pursuant to SECTION 11.1 (the "Indemnity Escrow Amount"), which shall be held, invested and subsequently disbursed in accordance with the terms, conditions and provisions of the Indemnity Escrow Agreement. The Indemnity Escrow Agent's fees shall be paid 50% by Buyer, on the one hand, and 50% by the Sellers, on the other.

                  3.3. CREDITOR ESCROW.

                  (a) On or prior to the Closing Date, Buyer shall establish a separate bank account (the "Creditor Escrow Account") to secure the obligations of Parent and Mid-Atlantic to their creditors listed in the affidavit provided by Sellers pursuant to SECTION 9.8 and to secure the obligations of Sellers to obtain the consents to assignment of the Hoskins Chevrolet Lease set forth on
SCHEDULE 5.3 (the "Hoskins Consent") and the Harleyville Lease set forth on
SCHEDULE 5.3 (the "Harleyville Consent"). At the Closing, Buyer shall deposit into the Creditor Escrow Account so established, One Million Four Hundred Thousand Dollars ($1,400,000) (the "Initial Creditor Escrow Amount," as adjusted in accordance with this SECTION 3.3, the "Creditor Escrow Amount"), which shall be held, invested and subsequently disbursed in accordance with the terms, conditions and provisions of this SECTION 3.3.

                  (b) Promptly following the Closing Date, but in any event no later than 15 days after the Closing Date, Parent or Mid-Atlantic shall prepare a balance sheet of the Maryland Business dated as of the Closing Date (the "Preliminary Closing Date Balance Sheet"). The Preliminary Closing Date Balance Sheet shall be prepared in accordance with GAAP applying the Agreed Accounting Principles and shall fairly reflect the accounts payable and other accrued liabilities (the "Liabilities") as of the Closing Date.

                  (c) Promptly following receipt of the Preliminary Closing Date Balance Sheet, Buyer may review the same and, within 15 days after the date of such receipt, may deliver to Parent a certificate setting forth its objections to the Liabilities reflected in the Preliminary Closing Date Balance Sheet, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event Buyer does not so object within such 15-day period, the Preliminary Closing Date Balance Sheet shall be final and binding as the "Closing Date Balance Sheet" for purposes of this Agreement and shall provide the basis for determining the Creditor Escrow Amount.

                  (d) In the event Buyer so objects within such 15-day period, Parent and Buyer shall use their reasonable efforts to resolve by written agreement (the "Agreed Adjustments") any differences as to the Preliminary Closing Date Balance Sheet and, in the event Parent and Buyer so resolve any such differences, the Preliminary Closing Date Balance Sheet as adjusted by the Agreed Adjustments shall be final and binding as the Closing Date Balance Sheet for purposes of this Agreement and shall provide the basis for determining the Creditor Escrow Amount. In the event any objections raised by Seller are not resolved by Agreed Adjustments within the 15-day period next following such 15-day period, then Parent and Buyer shall jointly select a national accounting firm acceptable to both the Parent and Buyer (or if they cannot agree on such selection, a national (big-five) accounting firm will be selected by lot after eliminating Auditors and KPMG) and the firm so selected (the "Additional Accounting Firm") shall be directed by Parent and Buyer to review and resolve the disputed items with respect to the Preliminary Closing Date Balance Sheet as promptly as reasonably practicable and, upon completion of such resolution, to deliver written notice to each of the Parent and Buyer setting forth a detailed explanation of such resolution. The Closing Date Balance Sheet after giving effect to the resolutions of the Additional Accounting Firm is herein called the "Final Closing Date Balance Sheet". The Final Closing Date Balance Sheet shall be final and binding as the Closing Date Balance Sheet for purposes of this Agreement and shall provide the basis for determining the Creditor Escrow Amount.

                  (e) The parties hereto shall make available to Parent and Buyer, and, if applicable, the Additional Accounting Firm, such books, records and other information as they may reasonably request to audit or review the Preliminary Closing Date Balance Sheet.

                  (f) Each party shall bear its own fees and expenses in connection with the preparation and review of the statements and calculations referred to in this SECTION 3.3. All fees and disbursements of any Additional Accounting Firm designated in accordance with SECTION 3.3(d) hereof shall be paid one-half by Parent and one-half by Buyer.

                  (g) Upon final determination of the Closing Date Balance Sheet and the Liabilities pursuant to this SECTION 3.3, the Creditor Escrow Amount shall be either (i) if the amount of the Liabilities is less than the Initial Credit Escrow Amount, decreased by an amount equal to the amount then remaining in the Creditor Escrow Account (taking into account disbursements made under SECTION 3.3(h)) minus the Liabilities (in which case such excess shall be promptly disbursed from the Creditor Escrow Account to Parent) or (ii) if the amount of the Liabilities is greater than the Initial Credit Escrow Amount, increased by an amount equal to the Liabilities minus the amount then remaining in the Creditor Escrow Account (taking into account disbursements made under SECTION 3.3(h)) (in which case Parent or Mid-Atlantic shall promptly deposit an amount equal to such excess in the Credit Escrow Account.)

                  (h) Buyer agrees that, upon receipt of evidence satisfactory to Buyer that a creditor named in the Affidavit of Creditors has been timely paid with respect to an amount reflected in such Affidavit of Creditors, Buyer shall promptly release to Parent or Mid-Atlantic, if so directed by Parent, from the Creditor Escrow Account a sum equal to such amount.

                  (i) Buyer agrees that, upon receipt by Buyer of the Hoskins Consent in form and substance satisfactory to Buyer, Buyer shall promptly release to Parent from the Creditor Escrow Account $166,667 and upon receipt by Buyer of the Harleyville Consent in form and substance satisfactory to Buyer, Buyer shall promptly release to Parent from the Creditor Escrow Account $333,333.

                  (j) At the written direction of Sellers, the Creditor Escrow Amount shall be invested in any money market mutual fund registered under the Investment Company Act of 1940, as amended or a bank savings account (collectively, "Permitted Investments"). From time to time, at the request of Parent, Buyer shall pay to Parent (or Mid-Atlantic if so directed by Parent) any interest accrued on, and any profit resulting from, Permitted Investments in accordance with this SECTION 3.3(j).

                  (k) Sellers shall include in income and otherwise report, for all Tax purposes, and otherwise be liable for all Taxes with respect to the interest on the Permitted Investments and any other income earned or accrued with respect to the Creditor Escrow Amount. Sellers shall be responsible for, and shall reimburse Buyer for, any bank fees and associated fees incurred by Buyer in connection with the Creditor Escrow Account.

                  3.4. ALLOCATION OF PURCHASE PRICE. Buyer and Sellers agree to confer as to the allocation of the Purchase Price for tax and accounting purposes (any allocation mutually agreed upon by Buyer and Sellers, the "ALLOCATION SCHEDULE"). The Allocation Schedule, if any, shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the Treasury Regulations thereunder. Each of Buyer and Sellers agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule, if any, and to provide the other promptly with any other information required to complete Form 8594. In the event that Buyer and Sellers do not reach an agreement as to the allocation of the Purchase Price, then Buyer and Sellers shall not be bound by any partial or preceding agreement with respect thereto and each may use such allocation as it individually determines. Nothing in this SECTION 3.4 shall be construed as requiring Buyer or any Seller to hire appraisers or otherwise incur out-of-pocket expenses in order to reach agreement as to the allocation described in this Section.

                                   ARTICLE IV

                                     CLOSING

                  4.1. CLOSING DATE. The Closing shall be consummated at 10:00 A.M., local time, on September 6, 2000 or such later date as may be agreed upon by Buyer and Sellers after the conditions set forth in ARTICLES IX and X have been satisfied or waived, at the offices of Sidley & Austin, 10 S. Dearborn, Bank One Plaza, Chicago, Illinois, or at such other place or at such other time as shall be agreed upon by Buyer and Sellers. The Closing shall be deemed to have become effective as of 11:59 P.M., Eastern time, on the date on which the Closing is actually held, and such time and date are sometimes referred to herein as the "Closing Date."

                  4.2. PAYMENT ON THE CLOSING DATE. Subject to fulfillment or waiver of the conditions set forth in ARTICLE IX, at Closing Buyer shall (i) pay Sellers an aggregate amount equal to the Purchase Price, MINUS the Indemnity Escrow Amount, MINUS the Creditor Escrow Amount, by wire transfer of immediately available funds to a bank account in the United States specified by Parent in writing to Buyer at least two business days prior to the Closing; (ii) deposit the Indemnity Escrow Amount in the Indemnity Escrow Account in accordance with
SECTION 3.2(a); and (iii) deposit the Creditor Escrow Amount in the Creditor Escrow Account in accordance with SECTION 3.3.

                  4.3. BUYER'S ADDITIONAL DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in ARTICLE IX, at Closing Buyer shall deliver to Parent all the following:

                  (a) a copy of Buyer's Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

                  (b) a certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

                  (c) a certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Sellers, as to (i) no amendments to the Certificate of Incorporation of Buyer since a specified date; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

                  (d) an opinion of counsel to Buyer substantially in the form contained in Exhibit E

                  (e) the Instrument of Assumption duly executed by Buyer;

                  (f) the certificate of Buyer contemplated by SECTION 10.1, duly executed by the President or any Vice President of Buyer; and

                  (g) the Indemnity Escrow Agreement duly executed by Buyer.

                  4.4. SELLERS' DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in ARTICLE X, at Closing Sellers shall deliver to Buyer all the following:

                  (a) a copy of the Certificate of Incorporation of Parent and Mid-Atlantic each certified as of a recent date by the Secretary of State of the State of Delaware;

                  (b) a copy of the Certificate of Incorporation of Beacon certified as of a recent date by the Secretary of State of the State of Illinois;

                  (c) a certificate of good standing of each of Parent and Mid-Atlantic issued as of a recent date by the Secretary of State of the State of Delaware;

                  (d) a certificate of good standing of Beacon issued as of a recent date by the Secretary of State of the State of Illinois;

                  (e) a certificate of the secretary or an assistant secretary of each Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Certificate of Incorporation of such Seller since a specified date; (ii) the by-laws of such Seller; (iii) the resolutions of the Board of Directors of each Seller and of the sole stockholder of each Subsidiary authorizing the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of such Seller executing this Agreement and any Seller Ancillary Agreement;

                  (f) an opinion of counsel to Sellers substantially in the form contained in Exhibit F;

                  (g) the Instrument of Assignment duly executed by Sellers;

                  (h) certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

                  (i) all consents, waivers or approvals obtained by Sellers with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

                  (j) the Indemnity Escrow Agreement duly executed by Sellers;

                  (k) the certificates of each Seller contemplated by SECTIONS
9.1 and 9.2, duly executed by the President or any Vice President of such Seller;

                  (l) an assignment, in recordable form, with respect to each of the leases of real estate described in SCHEDULE 5.11, duly executed by each Seller and in form and substance reasonably satisfactory to Buyer;

                  (m) assignments, in recordable form, with respect to each of the registered Copyrights, issued Patent Rights, registered Trademarks and pending applications for the registration or issuance of any Copyrights, Patent Rights and Trademarks included in the Purchased Assets, duly executed by each Seller and in form and substance reasonably satisfactory to Buyer;

                  (n) the Major Stockholders Releases, duly executed by each of the Major Stockholders that is a signatory thereto; and

                  (o) such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

                  In addition to the above deliveries, each Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller jointly and severally represents and warrants to Buyer and agrees as follows:

                  5.1. ORGANIZATION OF SELLERS.

                  (a) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Seller is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in SCHEDULE 5.1, which jurisdictions are the only ones in which the ownership or leasing of the Purchased Assets or the conduct of the Business requires such qualification. No other jurisdiction has demanded, requested or otherwise indicated that any Seller is required so to qualify on account of the ownership or leasing of the Purchased Assets or the conduct of the Business. Sellers have full power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

                  (b) True and complete copies of the Certificate or Articles of Incorporation and all amendments thereto and of the by-laws, as amended to date, of each Seller have been delivered to Buyer.

                  5.2. SUBSIDIARIES AND INVESTMENTS. Except for the Subsidiaries or as set forth in SCHEDULE 5.2, none of the Sellers, directly or indirectly (i) owns, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the Business or (ii) controls any corporation, partnership, joint venture or other entity which is involved in or relates to the Business.

                  5.3. AUTHORITY OF SELLERS.

                  (a) Each Seller has full power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by each Seller have been duly authorized and approved by such Seller's board of directors, and, in the case of the Subsidiaries, by Parent, the sole stockholder, and do not require any further authorization or consent of any Seller or its stockholders. This Agreement has been duly authorized, executed and delivered by each Seller and is the legal, valid and binding obligation of each Seller enforceable in accordance with its terms, except as such legality, validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies, and each of the Seller Ancillary Agreements has been duly authorized by each Seller and upon execution and delivery by each Seller that is a party to such Seller Ancillary Agreement, will be a legal, valid and binding obligation of each Seller enforceable in accordance with its terms, except as such legality, validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

                  (b) Except as set forth in SCHEDULE 5.3, neither the execution and delivery of this Agreement or any of the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                  (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (A) the charter or by-laws of any Seller, (B) any Seller Agreement, (C) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which any Seller is a party or any of the Purchased Assets is subject or by which any Seller is bound, (D) any Court Order to which any Seller is a party or any of the Purchased Assets is subject or by which any Seller is bound, or (E) any Requirements of Laws affecting any Seller or the Purchased Assets; or

                  (ii) require the approval, consent, authorization or act of, or the making by Seller or either Division of any declaration, filing or registration with, any Person.

                  5.4. FINANCIAL STATEMENTS. SCHEDULE 5.4 contains (i) the unaudited consolidated balance sheet of Parent as of July 1, 2000, and the related consolidated statements of operations and cash flows for the period then ended, together with the appropriate notes to such financial statements, (ii) the unaudited balance sheets of the Chicago Division and of the Maryland Division as of this July 1, 2000 and the related statements of operations for the Divisions for the period then ended, (iii) the unaudited consolidating balance sheet of Parent as of July 1, 2000, (iv) the unaudited balance sheet of Parent as of July 29, 2000, of the Chicago Division as of July 29, 2000, of the Maryland Division as of July 29, 2000 and the unaudited consolidating balance sheets of Parent as of July 29, 2000 (v) the unaudited pro forma combined balance sheet of the Chicago Division and the Maryland Division as of July 29, 2000 (the "Balance Sheet"). Except as set forth therein or in the notes thereto, such balance sheets and statements of income and cash flow and consolidating balance sheets have been prepared in conformity with generally accepted accounting principles consistently applied, and such balance sheets and related statements of income and cash flow present fairly the financial position, results of operations and cash flows of Parent, the Chicago Division and the Maryland Division, as the case may be, as of their respective dates and for the respective periods covered thereby.

                  5.5. OPERATIONS SINCE BALANCE SHEET DATE.

                  (a) Except as set forth in SCHEDULE 5.5(A), since the Balance Sheet Date, there has been:

                  (i) no material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of either Division, and no fact or condition exists or is contemplated or, to the Sellers' knowledge, threatened which might reasonably be expected to cause such a change in the future; and

                  (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the Purchased Assets or the Business.

                  (b) Except as set forth in SCHEDULE 5.5(B), since the Balance Sheet Date, Sellers have conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in such Schedule, none of the Sellers has, in respect of the Business:

                  (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from either Division to Seller or any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the Balance Sheet or any assets acquired by either Division after the Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and except for Permitted Encumbrances;

                  (ii) cancelled any debts owed to or claims held by either Division (including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice;

                  (iii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of either Division (other than money borrowed or advances from any Seller or any of its Affiliates in the ordinary course of the Business consistent with past practice) or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

                  (iv) accelerated or delayed collection of notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

                  (v) delayed or accelerated payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

                  (vi) allowed the levels of raw materials, supplies, work-in-process or other materials included in the inventory of either Division to vary in any material respect from the levels customarily maintained in the Business or from the amounts reflected in the Balance Sheet;

                  (vii) made, or agreed to make, any payment of cash or distribution of assets to any Seller or any of its Affiliates (other than cash realized upon collection of receivables in the ordinary course of the Business);

                  (viii) instituted any increase in any compensation payable to any employee of any Seller with respect to the Business or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of any Seller with respect to the Business;

                  (ix) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including positions, elections or methods which would have the effect of deferring income to periods for which Buyer is liable pursuant to SECTION 8.3(a) or accelerating deductions to periods for which any Seller is liable pursuant to SECTION 8.3(a)); or

                  (x) made any change in the accounting principles and practices used by any Seller from those applied in the preparation of the Balance Sheet and the related statements of income and cash flow for the period then ended.

                  5.6. NO UNDISCLOSED LIABILITIES. Except as set forth in
SCHEDULE 5.6, none of the Sellers is subject, with respect to the Business, to any liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and reasonably incurred in the ordinary course of the Business after the Balance Sheet Date.

                  5.7. TAXES. Except as set forth in SCHEDULE 5.7, (i) Sellers have, in respect of the Business and the Purchased Assets, filed all Tax Returns which are required to be filed and have paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid in respect of the Business and the Purchased Assets;
(iii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Business and the Purchased Assets, and, to the knowledge of each Seller, no basis exists therefor; (iv) none of the Sellers has waived or been requested to waive any statute of limitations in respect of Taxes associated with the Business or the Purchased Assets; (v) all monies required to be withheld by any Seller (including from employees of the Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business; (vi) no transaction contemplated by this Agreement is subject to withholding under
Section 1445 of the Code; (vii) none of the Purchased Assets is properly treated as owned by persons other than any Seller for income Tax purposes pursuant to
Section 168(f)(8) of the Code

(as in effect prior to its amendment by the Tax Reform Act of 1986) or otherwise; (viii) none of the Purchased Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or subject to a so-called "TRAC lease" under Section 7701(h) of the Code (or any predecessor provision); and (ix) following the Closing Date, pursuant to any agreement or arrangement entered into by any Seller or any Affiliate thereof on or prior to the Closing Date, Buyer will not be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  5.8. AVAILABILITY OF ASSETS.

                  (a) Except as set forth in SCHEDULE 5.8 and except for the Excluded Assets, the Purchased Assets constitute all the assets used primarily in the Business (including all books, records, computers and computer programs and data processing systems) used primarily in the Business and are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which intended.

                  (b) SCHEDULE 5.8 sets forth a description of all material services provided by any Seller or any Affiliate thereof with respect to the Business utilizing either (i) assets not included in the Purchased Assets or
(ii) employees not listed in SCHEDULE 5.18(j) (other than those employees not listed by reason of clause (i) of SECTION 5.18(j)) and the manner in which the costs of providing such services have been allocated to the Business.

                  5.9. GOVERNMENTAL PERMITS.

                  (a) Sellers own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle them to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as currently conducted, including the licenses and permits to sell liquor (collectively, the "Governmental Permits"), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a material adverse effect on the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of either Division. SCHEDULE 5.9 sets forth a list and brief description of each Governmental Permit, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Complete and correct copies of all of the Governmental Permits have heretofore been delivered to Buyer by Sellers.

                  (b) Except as set forth in SCHEDULE 5.9, (i) each Seller has fulfilled and performed its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the rights of any Seller under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, any Seller; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

                  5.10. REAL PROPERTY. SCHEDULE 5.10 contains a brief description of (i) each parcel of real property owned by any Seller and used in or relating to the Business (the "Owned Real Property") (showing the record title holder, legal description, permanent index number, location, improvements, the uses being made thereof and any indebtedness secured by a mortgage or other Encumbrance thereon) and (ii) each option held by any Seller to acquire any real property for use by either Division. All public utilities, including water, sewer, gas, electric, telephone and drainage facilities, give adequate service to the Owned Real Property, and the Owned Real Property has unlimited access to and from publicly dedicated streets, the responsibility for maintenance of which has been accepted by the appropriate Governmental Body. Complete and correct copies of any title opinions, surveys and appraisals in any Seller's possession or any policies of title insurance currently in force and in the possession of any Seller with respect to each parcel of Owned Real Property have heretofore been delivered by Sellers to Buyer.

                  5.11. REAL PROPERTY LEASES. SCHEDULE 5.11 sets forth a list and brief description of each lease or similar agreement under which (i) any Seller is lessee of, or holds or operates, any real property owned by any third Person and used in or relating to the Business (the "Leased Real Property") or
(ii) any Seller is lessor of any of the Owned Real Property. Except as set forth in such Schedule, such Seller has the right to quiet enjoyment of all the Leased Real Property for the full term of the lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of such Seller in the Leased Real Property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of any title opinions, surveys and appraisals in any Seller's possession or any policies of title insurance currently in force and in the possession of any Seller with respect to each parcel of Leased Real Property have heretofore been delivered by Sellers to Buyer.

                  5.12. CONDEMNATION. Neither the whole nor any part of the Owned Real Property or the Leased Real Property is subject to any pending suit for condemnation or other taking by any Governmental Body, and, to the knowledge of each Seller, no such condemnation or other taking is, to the Sellers' knowledge, threatened or contemplated.

                  5.13. PERSONAL PROPERTY. SCHEDULE 5.13 contains a list of all machinery, equipment, vehicles, furniture and other personal property owned by any Seller used primarily in or relating primarily to the Business.

                  5.14. PERSONAL PROPERTY LEASES. SCHEDULE 5.14 contains a list and description of each lease or other agreement or right, whether written or oral, whether capitalized or operating (showing in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which any Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person and used primarily in or relating primarily to the Business, except for any such lease, agreement or right that is terminable by such Seller without penalty or payment on notice of 30 days or less, or which involves the payment by such Seller of rentals of less than $5,000 per year.

                  5.15. INTELLECTUAL PROPERTY; SOFTWARE.

                  (a) SCHEDULE 5.15 contains a list and description (showing in each case the registered or other owner, expiration date and registration or application number, if any) of all Copyrights, Patents and Trademarks (including all assumed or fictitious names under which any Seller is conducting the Business or has within the previous five years conducted the Business) owned by, licensed to or used by any Seller in connection with the conduct of the Business.

                  (b) SCHEDULE 5.15 contains a list and description (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by any Seller primarily in the conduct of the Business, provided that
SCHEDULE 5.15 does not list mass market Software licensed to any Seller that is available in consumer retail stores or otherwise generally commercially available and subject to "shrink-wrap" or "click-through" license agreements.

                  (c) SCHEDULE 5.15 contains a list and description of all agreements, contracts, licenses, sublicenses, assignments and indemnities that relate to (i) any Copyrights, Patent Rights or Trademarks listed in SCHEDULE 5.15, (ii) any Trade Secrets owned by, licensed to or used by any Seller used primarily in or relating primarily to the Business or (iii) any Software listed in SCHEDULE 5.15.

                  (d) Except as disclosed in SCHEDULE 5.15, each Seller either:
(i) owns the entire right, title and interest in and to the Intellectual Property and Software included in the Purchased Assets, free and clear of any Encumbrance, or (ii) has the perpetual, royalty-free right to use the same. Except as set forth in SCHEDULE 5.15, each Seller is listed in the records of the appropriate United States, state or foreign registry as the sole current owner of record for each application or registration identified in SCHEDULE 5.15 as being owned by such Seller.

                  (e) Except as disclosed in SCHEDULE 5.15: (i) all registrations for Copyrights, Patent Rights and Trademarks identified in
SCHEDULE 5.15 as being owned by any Seller are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Intellectual Property owned by any Seller has not been cancelled or abandoned and is valid and enforceable; and (iii) such Seller has the sole and exclusive right to bring actions for infringement, misappropriation, dilution, violation or unauthorized use of the Intellectual Property and Software owned by such Seller, and to the knowledge of each Seller, there is no basis for any such action. Correct and complete copies of: (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in SCHEDULE 5.15 as being owned by any Seller; and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in SCHEDULE 5.15 as being owned by any Seller (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by Sellers to Buyer.

                  (f) Except as set forth in SCHEDULE 5.15, (i) no infringement, misappropriation, violation or dilution of any Intellectual Property, or any rights of publicity or privacy relating to the use of names, likenesses, voices, signatures or biographical information, of any other Person has occurred or results in any way from the operations of the Business, (ii) no claim of any infringement, misappropriation, violation or dilution of any Intellectual Property or any such rights of any other Person has been made or asserted in respect of the operations of the Business and (iii) none of the Sellers has had notice of, or knowledge of any basis for, a claim against any Seller that the operations, activities, products, software, equipment, machinery or processes of the Business infringe, misappropriate, violate or dilute any Intellectual Property or any such rights of any other Person.

                  (g) Except as disclosed in SCHEDULE 5.15: (i) the Software included in the Purchased Assets is not subject to any transfer, assignment, change of control, site, equipment, or other operational limitations; (ii) each Seller has maintained and protected the Software included in the Purchased Assets that it owns (the "Owned Software") (including all source code and system specifications) with appropriate proprietary notices, confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein;
(iii) the Owned Software has been registered or is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain; (iv) each Seller has copies of all releases or separate versions of its Owned Software so that the same may be subject to registration in the United States Copyright Office; (v) each Seller has complete and exclusive right, title and interest in and to its Owned Software; (vi) each Seller has developed its Owned Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than Persons that are employees of such Seller); (vii) the Owned Software does not infringe, misappropriate, violate or dilute any Intellectual Property of any other Person; (viii) any Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and high-level or proprietary language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by any Seller; (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person; (x) the Owned Software complies with all applicable Requirements of Laws relating to the export or re-export of the same; and (xi) the Owned Software may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the U.S. Department of Commerce and/or the United States State Department.

                  (h) Except as disclosed in SCHEDULE 5.15, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property or Software on behalf of any Seller or any predecessor in interest thereto: (i) has created such materials in the scope of his or her employment; (ii) is a party to a valid and enforceable "work-for-hire" agreement under which such Seller is deemed to be the author of the Copyrights; or (iii) has executed an assignment or an agreement to assign in favor of such Seller (or such predecessor in interest, as applicable) of all right, title and interest in such material.

                  5.16. ACCOUNTS RECEIVABLE; INVENTORIES.

                  (a) All accounts receivable of each Division have arisen from bona fide transactions in the ordinary course of the Business. All accounts receivable reflected in the Balance Sheet are good and represent amounts validly due for goods and or services rendered at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in the Balance Sheet.

                  (b) The inventories of each Division (including raw materials, supplies, work-in-process, finished goods and other materials) (i) are in good, merchantable and useable condition, (ii) are reflected in the Balance Sheet at the lower of cost or market in accordance with generally accepted accounting principles and (iii) are, in the case of finished goods, of a quality and quantity saleable in the ordinary course of business and, in the case of all other inventories are of a quality and quantity useable in the ordinary course of business. The inventory obsolescence policies of the Divisions are appropriate for the nature of the products sold and the marketing methods used by the Divisions, and the reserve for inventory obsolescence contained in the Balance Sheet fairly reflects the amount of obsolete inventory as of the Balance Sheet Date.

                  5.17. TITLE TO PROPERTY. Sellers have good and marketable title in fee simple absolute to all Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted Encumbrances. Sellers have good and marketable title to all of the other Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances (including those Encumbrances set forth in SCHEDULE 5.17). Upon delivery to Buyer on the Closing Date of the instruments of transfer contemplated by SECTION 4.4, Sellers will thereby transfer to Buyer good and marketable title to the Purchased Assets, subject to no Encumbrances, except for Permitted Encumbrances.

                  5.18. EMPLOYEES AND RELATED AGREEMENTS; ERISA.

                  (a) SCHEDULE 5.18(A) sets forth a list of each written retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, retiree welfare or benefit plan, policy, trust, understanding or arrangement of any kind to which any Seller, with respect to the Business, is a party or by which it is bound or pursuant to which it may be required to make any payment at any time, other than plans of the type described in SECTION 5.18(d) ("Seller's Non-ERISA Plans").

                  (b) SCHEDULE 5.18(B) sets forth a list of each written (i) employee collective bargaining agreement, and (ii) agreement, commitment, understanding, plan, policy or arrangement of any kind, whether written or oral, with or for the benefit of any current or former officer, director, employee or consultant (including each employment, compensation, deferred compensation, severance, supplemental pension, life insurance, termination or consulting agreement or arrangement and any agreements or arrangements associated with a change in control), to which any Seller, with respect to the Business, is a party or by which it is bound or pursuant to which it may be required to make any payment at any time, other than Seller's Non-

ERISA Plans and other than plans of the type described in SECTION 5.18(d) ("Seller's Compensation Commitments").

                  (c) Copies of all written Seller's Non-ERISA Plans and Seller's Compensation Commitments and of all related insurance and annuity policies and contracts and other documents with respect to each Seller's Non-ERISA Plan and Seller's Compensation Commitment have been delivered to Buyer. Seller is not bound by any oral Seller's Non-ERISA Plans or Seller's Compensation Commitments.

                  (d) SCHEDULE 5.18(D) sets forth a list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) and each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) covering any employee or former employee of any Seller with respect to the Business (collectively, "Seller's ERISA Plans"). Except as set forth in
SCHEDULE 5.18(D), none of the Sellers has ever maintained any employee pension benefit plan with respect to the Business. None of the Sellers has ever been required to contribute to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) with respect to the Business.

                  (e) Sellers have delivered to Buyer, with respect to each Seller's ERISA Plan correct and complete copies, where applicable, of (i) all plan documents and amendments, trust agreements and insurance and annuity contracts and policies, (ii) the most recent IRS determination letter, (iii) the summary plan description currently in use, and (iv) copies of correspondence from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation regarding any plan audit or investigation or any intent to conduct a plan audit.

                  (f) Each Seller's ERISA Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified under the Code; and, to the Seller's knowledge, no circumstance exists which might cause such Plan to cease being so qualified.

                  (g) Each Seller's ERISA Plan complies in all material respects, and has been administered to comply, with all Requirements of Law, and there has been no notice issued by any Governmental Body questioning or challenging such compliance, and there are no actions, suits or claims (other than routine claims for benefits) pending or, to each Seller's knowledge, threatened involving any such Plan or the assets of any such Plan.

                  (h) None of the Sellers has any obligations under any of Seller's Non-ERISA Plans, Seller's Compensation Commitments or Seller's ERISA Plans or otherwise to provide health or death benefits to or in respect of former employees of any Seller with respect to the Business, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA or applicable state insurance laws.

                  (i) None of the Sellers, with respect to the Business, has any liability pursuant to (i) any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or
Section 502(l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

                  (j) SCHEDULE 5.18(J) contains: (i) a list of all employees of the Divisions as of July 1, 2000 whose then current annual compensation was in excess of $50,000; (ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of Sellers) provided by Sellers to any such employees; (iii) a list of all present or former employees of the Divisions whose annual salary in calendar year 2000 will exceed $50,000 and who have terminated or given notice of their intention to terminate their relationship with Sellers or the Divisions since July 1, 2000; (iv) a list of any increase, effective after July 1, 2000 in the rate of compensation of any employees or commission salespersons if such increase exceeds 5% of the previous annual salary of such employee or commission salesperson; and (v) a list of all substantial changes in job assignments of, or arrangements with, or promotions or appointments of, any employees or commission salespersons whose annual compensation for calendar year 2000 will exceed $50,000.

                  (k) Except as set forth in SCHEDULE 5.18(K), (i) to the knowledge of each Seller, neither Division is involved in any transaction or other situation with any employee, officer, director or Affiliate of any Seller which may be generally characterized as a "conflict of interest", including direct or indirect interests in the business of competitors, suppliers or customers of such Division, and (ii) to the knowledge of each Seller, there are no situations with respect to the Business which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds; (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder; or (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws.

                  5.19. EMPLOYEE RELATIONS. Except as set forth in SCHEDULE 5.19, each Seller has complied in respect of the Business with all applicable Requirements of Laws relating to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Business and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. Sellers believe that their relations with the employees of the Divisions are satisfactory. None of the Sellers is a party to, and neither Division is affected by or, to the knowledge of any Seller, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of such Division. None of the Sellers nor either Division is adversely affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of such Division. SCHEDULE 5.19 sets forth a description of any union organizing or election activities involving any non-union employees of either Division which have occurred since December 31, 1999 or, to the knowledge of each Seller, are threatened as of the date hereof.

                  5.20. CONTRACTS. Except as set forth in SCHEDULE 5.20 or any other Schedule hereto, none of the Sellers is, with respect to the Business, a party to or bound by:

                  (i) any contract for the purchase or sale of real property;

                  (ii) any contract for the purchase of services, materials, supplies or equipment, which Sellers reasonably anticipate will involve the payment of more than $10,000 in 2000 or which extends beyond December 31, 2000;

                  (iii) any contract for the sale of goods or services, which Sellers reasonably anticipate will involve the payment of more than $10,000 in 2000 or which extends beyond December 31, 2000;

                  (iv) any contract for the purchase, licensing or development of software to be used primarily by either Division;

                  (v) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract;

                  (vi) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

                  (vii) any contract which limits or restricts where either Division may conduct the Business or the type or line of business in which either Division may engage;

                  (viii) any agreement which provides for, or relates to, the incurrence by either Division of indebtedness for borrowed money (including any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

                  (ix) any contract not made in the ordinary course; or

                  (x) any other contract, agreement, commitment, understanding or instrument which is material to either Division or the Business.

                  5.21. STATUS OF CONTRACTS. Except as set forth in SCHEDULE 5.21, each of the leases, contracts and other agreements listed in SCHEDULES 5.11, 5.14, 5.15, 5.18 and 5.20 (collectively, the "Seller Agreements") constitutes a valid and binding obligation of each Seller that is a party thereto and, to the Sellers' knowledge, each other party thereto and is in full force and effect and (except as set forth in SCHEDULE 5.3 and except for those Seller Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Each Seller has fulfilled and performed its respective obligations under each of the Seller Agreements to which it is a party, and no Seller is in, or alleged to be in, breach or default under any of the Seller Agreements to which such Seller is a party, nor is there or is there alleged to be any basis for termination of, any of the Seller Agreements and, to the Sellers' knowledge, no other party to any of the Seller Agreements has breached or defaulted thereunder, and, to the Sellers' knowledge, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by such Seller or by any such other party. No Seller is currently renegotiating any of the Seller Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Seller Agreements have heretofore been delivered to Buyer by Sellers.

                  5.22. NO VIOLATION OR LITIGATION. Except as set forth in
SCHEDULE 5.22:

                  (i) none of the Sellers, with respect to the Business, nor the Purchased Assets are subject to any Court Order;

                  (ii) the Purchased Assets and their uses comply in all material respects with all applicable Requirements of Laws and Court Orders;

                  (iii) Sellers have complied with all Requirements of Laws and Court Orders which are applicable to the Purchased Assets or the Business;

                  (iv) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of any Seller, threatened against or affecting any Seller in respect of the Purchased Assets or the Business nor, to the knowledge of each Seller, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which any Seller is the plaintiff or claimant and which relate to the Purchased Assets or the Business;

                  (v) there is no action, suit or proceeding pending or, to the knowledge of each Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement; and

                  (vi) to the knowledge of each Seller, no legislative or regulatory proposal has been adopted or is pending which could adversely affect the Business.

                  5.23. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 5.23:

                  (i) the operations of the Business comply in all material respects with all applicable Environmental Laws;

                  (ii) Sellers have, in respect of the Business, obtained all environmental, health and safety Governmental Permits necessary for its operation, and all such Governmental Permits are in good standing and Sellers are in compliance with all terms and conditions of such permits;

                  (iii) none of the Sellers, with respect to the Business, nor any of the present Business Property or operations, or the past Business Property or operations, is subject to any on-going investigation by, order from or agreement with any Person (including any prior owner or operator of Business Property) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment;

                  (iv) none of the Sellers is, with respect to the Business, subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

                  (v) none of the Sellers has with respect to the Business:

                  (A) reported a Release of a hazardous substance pursuant to
                      Section 103(a) of CERCLA, or any state equivalent;

                  (B) filed a notice pursuant to Section 103(c) of CERCLA;

                  (C) filed notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or

                  (D) filed any notice under any applicable Environmental Law reporting a substantial violation of any applicable Environmental Law;

                  (vi) there is not now, nor to the best knowledge of each Seller has there ever been, on or in any Business Property:

                  (A) any treatment, recycling, storage or disposal of any
                      hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA; or

                  (B) any underground storage tank or surface impoundment or landfill or waste pile.

                  (vii) there is not now on or in any Business Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

                  (viii) none of the Sellers has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant;

                  (ix) no Environmental Encumbrance has attached to any Business Property; and

                  (x) any asbestos-containing material which is on or part of any Business Property is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law.

                  5.24. INSURANCE. SCHEDULE 5.24 sets forth a list and brief description (including nature of coverage, limits, deductibles, and premiums for the current fiscal year with respect to each type of coverage) of all policies of insurance maintained, owned or held by any Seller on the date hereof with respect to the Purchased Assets or the Business. Sellers shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Sellers have complied with each of such insurance policies and have not failed to give any notice or present any claim thereunder in a due and timely manner. Sellers have delivered to Buyer correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Assets.

                  5.25. SUPPLIERS. SCHEDULE 5.25 sets forth a list of names and addresses of the ten largest suppliers (measured by dollar volume of purchases) of each Division and the percentage of the Business which each such supplier represents or represented during the period from January 1, 2000 through the Balance Sheet Date. Except as set forth in SCHEDULE 5.25, there exists no actual or, to the Sellers' knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of any Seller with any supplier or group of suppliers listed in SCHEDULE 5.25, or whose sales individually or in the aggregate are material to the operations of the Business, and there exists no present condition or state of facts or circumstances involving suppliers which any Seller can now reasonably foresee would materially adversely affect the Business or prevent the conduct of the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted.

                  5.26. BUDGETS. SCHEDULE 5.26 sets forth (i) as of the date hereof the budgets of capital, payroll and other expenditures of each Division prepared in the ordinary course of the Business for the fiscal year ending December 31, 2000 and (ii) the total budgeted capital expenditures through December 31, 2000, if any, for each capital expenditure project for which funds are proposed to be expended during 2000.

                  5.27. NO FINDER. None of the Sellers nor any Person acting on any of their behalves has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                  5.28. DISCLOSURE. None of the representations or warranties of any Seller contained herein, none of the information contained in the Schedules referred to in ARTICLE V, and none of the other information or documents furnished to Buyer or any of its representatives by any Seller or its representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Purchased Assets or the Business in any material respect which has not been set forth or referred to in this Agreement or the Schedules hereto.

                  5.29. FINANCIAL PROJECTIONS. Sellers have made available to Buyer certain financial projections with respect to the Business, which projections were prepared for internal use only. Sellers makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, except that each Seller represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable.

                  5.30. TERMINATION OF LIENS. UCC-3 Termination Statements have been filed with respect to any liens on any of the Purchased Assets in favor of LaSalle National Bank.

                  5.31. CREDITOR LIST. The list of creditors which was delivered to Buyer pursuant to SECTION 9.8 of this Agreement is true and correct and accurately reflects the information required to be stated therein.

                  5.32. FAIRNESS OPINION. The Boards of Directors of Sellers have received a written opinion of Shields & Company, Inc. (the "Fairness Opinion") indicating that the consideration being paid for the Purchased Assets represents at least the fair market value of such assets.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  As an inducement to each Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to each Seller and agrees as follows:

                  6.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

                  6.2. AUTHORITY OF BUYER.

                  (a) Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, except as such legality, validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such legality, validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

                  (b) Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                  (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the Certificate of Incorporation or by-laws of Buyer, (B) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (C) any Court Order to which Buyer is a party or by which it is bound or (D) any Requirements of Laws affecting Buyer; or

                  (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person.

                  6.3. NO FINDER. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                        ACTION PRIOR TO THE CLOSING DATE

                  The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

                  7.1. INVESTIGATION OF THE DIVISION BY BUYER. Sellers shall afford and cause the Divisions to afford to the officers, employees and authorized representatives of Buyer (including independent public accountants and attorneys) complete access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the Divisions to the extent Buyer shall deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Assets, the Business and the operations of the Divisions as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Sellers contained in this Agreement have been complied with and to determine whether the conditions set forth in ARTICLE IX have been satisfied. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Sellers or the Divisions. No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of any Seller hereunder.

                  7.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in ARTICLE V or VI of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Sellers shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against any Seller which would have been listed in SCHEDULE 5.22 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

                  7.3. CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS.

                  (a) Sellers will act diligently and reasonably to obtain, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party to any Seller Agreement required to be obtained to assign or transfer any such Agreements to Buyer or to otherwise satisfy the conditions set forth in SECTION 9.5; PROVIDED that none of Sellers nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and PROVIDED, FURTHER, that Sellers shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer. During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Sellers to obtain the consents, approvals and waivers contemplated by this
SECTION 7.3(a).

                  (b) During the period prior to the Closing Date, Sellers and Buyer shall act diligently and reasonably, and shall cooperate with each other, to obtain any consents and approvals of any Governmental Body required to be obtained by them in order to assign or transfer any Governmental Permits to Buyer, to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in SECTION 9.4; PROVIDED that Sellers shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer.

                  7.4. OPERATIONS PRIOR TO THE CLOSING DATE.

                  (a) Sellers shall operate and carry on the Business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, Sellers shall keep and maintain the Purchased Assets in good operating condition and repair and shall use each of their reasonable best efforts consistent with good business practice to maintain the business organization of the Divisions intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Business. In connection therewith, Sellers shall not (i) transfer or cause to be transferred from either Division any employee or agent thereof, (ii) offer employment after the Closing Date to any such employee or agent or (iii) otherwise attempt to persuade any such person to terminate his or her relationship with either Division.

                  (b) Notwithstanding SECTION 7.4(a), except as expressly contemplated by this Agreement or except with the express written approval of Buyer, none of the Sellers shall:

                  (i) make any change in the Business or the operations of either Division or make any expenditure in respect of either Division which shall exceed the amount, as set forth in SCHEDULE 5.26, budgeted therefor;

                  (ii) make any capital expenditure with respect to either Division or enter into any contract or commitment therefor, other than capital expenditures or commitments for capital expenditures referred to in the applicable budget contained in SCHEDULE 5.26;

                  (iii) except as contemplated by SCHEDULE 5.26, enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule 5.20 if in effect on the date hereof or enter into any contract with respect to the Business which cannot be assigned to Buyer or a permitted assignee of Buyer under
         SECTION 13.5;

                  (iv) enter into any contract for the purchase of real property to be used by either Division or for the sale of any Owned Real Property or exercise any option to purchase real property listed in
         SCHEDULE 5.10 or any option to extend a lease listed in SCHEDULE 5.11;

                  (v) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from either Division to any Seller or any of its respective Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and other than Permitted Encumbrances;

                  (vi) cancel any debts owed to or claims held by either Division (including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice;

                  (vii) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money in respect of either Division (other than money borrowed or advances from any Seller or any of its respective Affiliates in the ordinary course of the Business consistent with past practice) or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

                  (viii) accelerate or delay collection of any notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

                  (ix) delay or accelerate payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

                  (x) allow the levels of raw materials, supplies, work-in-process or other materials included in the inventory of either Division to vary in any material respect from the levels customarily maintained in the Business;

                  (xi) make, or agree to make, any payment of cash or distribution of assets to any Seller or any of its respective Affiliates (other than cash realized upon collection of receivables generated in the ordinary course of the Business);

                  (xii) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of either Division;

                  (xiii) make any change in the compensation of the employees of either Division, other than changes made in accordance with normal compensation practices and consistent with past compensation practices;

                  (xiv) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including positions, elections or methods which would have the effect of deferring income to periods for which Buyer is liable pursuant to SECTION 8.3(a) or accelerating deductions to periods for which any Seller is liable pursuant to SECTION 8.3(a)); or

                  (xv) make any change in the accounting policies applied in the preparation of the financial statements contained in SCHEDULE 5.4.

                  7.5. NOTIFICATION BY SELLERS OF CERTAIN MATTERS. During the period prior to the Closing Date, Sellers will promptly advise Buyer in writing of (i) any material adverse change in the condition of the Purchased Assets or the Business, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Seller Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which any Seller has knowledge.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

                  8.1. COVENANT NOT TO COMPETE OR SOLICIT BUSINESS.

                  (a) In furtherance of the sale of the Purchased Assets and the Business to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Purchased Assets and the Business so sold, each Seller covenants and agrees that, for a period ending on the first anniversary of the Closing Date, none of the Sellers or any of their respective subsidiaries or parent entities (each, a "Related Party") will:

                  (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, sell materials to, or otherwise carry on, a business similar to or competitive with the business of Internet-based ordering and delivery of groceries and other consumer goods anywhere in the Chicago, Illinois MSA or the Washington, D.C. MSA, or

                  (ii) enter into any such relationship and shall not induce or attempt to persuade, any employee, agent or customer of either Division to terminate its employment, agency or business relationship with Buyer or its Affiliates;

PROVIDED, HOWEVER, that nothing set forth in this SECTION 8.1 shall prohibit Sellers or their respective Related Parties from owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ national market; PROVIDED, FURTHER, that the performance by Sellers of the Transition Services pursuant to SECTION 8.9 shall not be deemed a violation of this SECTION 8.1(a). In addition, each Seller covenants and agrees that it will not, and will not permit any of its Affiliates to, divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Buyer or its Affiliates.

                  (b) If any Seller or any Related Party of thereof violates any of its obligations under this SECTION 8.1, Buyer may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Sellers acknowledge that a violation of this SECTION 8.1 may cause Buyer irreparable harm which may not be adequately compensated for by money damages. Sellers therefore agree that in the event of any actual or threatened violation of this SECTION 8.1, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against such Seller or such Related Party thereof to prevent any violations of this SECTION 8.1, without the necessity of posting a bond. The prevailing party in any action commenced under this SECTION 8.1 shall also be entitled to receive reasonable attorneys' fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this SECTION 8.1, any term, restriction, covenant or promise in this SECTION 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                  8.2. SELLERS' GRANT OF LIMITED RIGHT TO USE NAME.

                  (a) The Sellers hereby grant to Buyer and its Affiliates the limited, worldwide, nonexclusive, irrevocable, royalty-free, nontransferable, personal right and license through and including November 15, 2000, and no longer, to use the "Streamline" trade name and the other Trademarks listed on
SCHEDULE 8.2. Such Trademarks shall be utilized only in connection with the operation of the Business and only in a manner consistent with the operation of the Business immediately prior to the Closing.

                  (b) The quality of Buyer's use of such Trademarks shall be commensurate with that established by Sellers prior to the Closing Date. Buyer agrees that any use of the Trademarks shall bear a legal notice in such form as may be prescribed by law.

                  (c) Buyer agrees to cooperate with Sellers, at Sellers' request and expense, in protecting, maintaining, enforcing, and defending such Trademarks, including providing any materials or information and executing any documents. Buyer agrees that it shall not at any time, without the prior consent of Sellers, apply for any trademark protection of any of the Trademarks or file any application or other document with any governmental authority or take any other action which could affect or is inconsistent with Sellers' ownership of the Trademarks or abet any third party in doing so.

                  (d) Except as otherwise permitted in this SECTION 8.2, on November 15, 2000, Buyer shall cease all use of the Trademarks and all rights granted to Buyer hereunder shall cease and shall forthwith revert to Seller.

                  (e) Sellers hereby grant, for a period of six months after the Closing Date, a worldwide, transferable, irrevocable royalty-free right and license to Buyer and its Affiliates to refer to the Business, but not any other business or operations of Buyer or any of its Affiliates, as "formerly Streamline.com" and to use such reference in advertising or in the description or name of any service or product from time to time purchased, processed, manufactured or sold by Buyer and its affiliates in continuation of the Business. Buyer and its affiliates shall have the further worldwide, transferable, irrevocable royalty-free right and license from and after the Closing Date to sell or otherwise use or dispose of any materials included in the inventory of either Division and that bear the name "Streamline" alone or in combination with other words if such materials (i) were included in the Purchased Assets, (ii) are returned to Buyer or its affiliates after the Closing Date, or (iii) were contracted for by any Seller prior to the Closing Date; PROVIDED that, in connection with any such use or disposition, Buyer and/or any applicable Affiliates are clearly identified as the party using or disposing of any such materials; and FURTHER PROVIDED that such right shall terminate six months after the Closing Date with respect to any such materials unless the only reference therein to Seller is to its claim of copyright ownership, in which case such right shall be unlimited as to time. Buyer and its Affiliates shall also have the worldwide, transferable, irrevocable royalty-free right and license from and after the Closing Date to use, for a period of six months following the Closing Date, any signs, letterhead, invoices or other supplies that bear the name "Streamline" alone or in combination with other words if such signs, letterhead, invoices or supplies (a) were included in the Purchased Assets, or (b) were contracted for by any Seller prior to the Closing Date; PROVIDED that, in connection with any such use, Buyer and/or any applicable Affiliates are clearly identified as the party using any such materials.

                  (f) In the event Buyer or any Affiliate of Buyer violates any of its obligations under this SECTION 8.2, any Seller may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Buyer acknowledges that violation of this SECTION 8.2 may cause Sellers irreparable harm which may not be adequately compensated for by money damages. Buyer, therefore, agrees that in the event of any violation of this
SECTION 8.2, each Seller shall be entitled, in addition to other remedies that it may have, to seek preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any violations of this SECTION 8.2. The prevailing party in any action commenced under this SECTION 8.2 shall also be entitled to receive reasonable attorneys' fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this SECTION 8.2, any term, restriction, covenant or promise in this SECTION 8.2 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                  8.3. TAXES.

                  (a) Sellers shall be jointly and severally liable for and pay, and pursuant to ARTICLE XI shall indemnify Buyer against, all Taxes (whether assessed or unassessed) applicable to the Business, the Purchased Assets and the Assumed Liabilities, in each case attributable to taxable years or periods ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business, the Purchased Assets and the Assumed Liabilities that are attributable to taxable years or periods beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date; provided, that Buyer shall not be liable for any Taxes for which Sellers are liable under this Agreement (including by reason of SECTION 5.7). For purposes of this SECTION 8.3, any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

                  (b) Notwithstanding SECTION 8.3(a), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Business, the Purchased Assets or the Assumed Liabilities shall be paid by Sellers. Buyer agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

                  (c) Sellers or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this SECTION
8.3. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

                  (d) After the Closing Date, each of the Sellers and Buyer shall (and cause their respective Affiliates to):

                  (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;

                  (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Business or the Purchased Assets;

                  (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Business or the Purchased Assets;

                  (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to Taxes of the Business or the Purchased Assets for taxable periods for which the other may have a liability under this SECTION 8.3; and

                  (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

                  (e) Notwithstanding anything to the contrary in this Agreement, the obligations of the parties set forth in this SECTION 8.3 shall be unconditional and absolute and shall remain in effect without limitation as to time.

                  8.4. DISCHARGE OF DIVISIONS' LIABILITIES. Each Seller covenants and agrees that it will pay and discharge each and every liability and obligation of such Seller in respect of the Business or the Purchased Assets arising from events occurring on or prior to the Closing Date, except for those liabilities and obligations expressly assumed by Buyer at the Closing pursuant to instruments of assumption delivered to Sellers at the Closing, it being understood and agreed that Buyer is assuming no liabilities or obligations of any Seller other than liabilities and obligations so expressly assumed by Buyer.

                  8.5. EMPLOYEES AND EMPLOYEE BENEFIT PLANS. (a) During the period beginning on the Closing Date and ending on September 30, 2000, Sellers shall make available the services of its employees who are employed in the Divisions to Buyer or its affiliates as leased employees (the "Leased Employees"). During such period, Sellers shall pay and provide to all Leased Employees compensation and benefits equal to that which they were receiving immediately prior to the Closing Date (except to the extent otherwise required by applicable law). The Leased Employees shall be deemed for all purposes (including compensation, employee benefits, employment tax and reporting obligations, and all obligations arising as a result of the termination of a Leased Employee's employment) to be employees solely of Seller or its affiliates and not to be employees of Buyer or any of its affiliates. Sellers shall have responsibility for the employment and daily supervision of the Leased Employees; PROVIDED, HOWEVER, that Sellers shall consult with Buyer regarding the nature and scope of the services required by Buyer and the performance of such services by the Leased Employees, and PROVIDED FURTHER, that Sellers shall not, and shall cause their affiliates not to, undertake any actions in connection with the provision of such services that are not authorized by Buyer. Buyer shall reimburse each Seller for its direct payroll costs, excluding overhead expenses, within one business day after receiving a copy of Sellers' payroll reports from Sellers' payroll agent. Buyer shall also reimburse each Seller for other reasonable direct costs of providing such leased employee services, including payroll taxes, the costs of workers' compensation insurance and costs related to Seller's Non-ERISA Plans listed on SCHEDULE 5.18(A), other than costs related to any equity-based compensation plans (excluding the fees of third party administrators under any employee benefit plan maintained by a Seller and costs associated with the provision of the Accounting Services set forth on ANNEX B hereto). Notwithstanding any other provision herein, Buyer shall not reimburse any Seller for any payment or benefit under an employee benefit plan, arrangement or agreement except to the extent it is set forth on SCHEDULE 2.3(D) or SCHEDULE 5.18 and was provided to Buyer prior to the date hereof. Immediately following the Employment Date as defined in SECTION 8.5(b), Sellers shall submit to Buyer for payment a billing invoice or other statement setting forth the amount of any fees for the leased employee services provided hereunder, reduced by any fees or expenses heretofore paid by Buyer. Such invoice or statement shall be accompanied by such supporting detail as Buyer may reasonably request with respect to any of such fees. Payment by Buyer to Sellers in respect of such invoice or statement shall be made within 15 days after the date of Buyer's receipt of such invoice or statement. Buyer shall have the right to conduct an audit of Sellers to determine the accuracy of the accounting for any such fees, the cost of which shall be borne by Buyer; PROVIDED, HOWEVER, that if the results of any such audit show excess charges for fees of more than $5,000 in the aggregate, then the cost of such audit shall be borne by Sellers and Sellers shall promptly reimburse Buyer for all overcharges due to excess charges for such fees.

                  (b) Effective on October 1, 2000 (the "Employment Date"), Buyer will offer employment to the employees of the Divisions listed on SCHEDULE
8.5 who remain actively employed as Leased Employees immediately prior to the Employment Date. Such Employees who are extended and accept offers of employment from Buyer shall become employees of Buyer as of the Employment Date (the "Continuing Employees"). Buyer in its sole discretion may terminate any Continuing Employee at any time after the Employment Date.

                  (c) Except as specifically set forth herein, Buyer shall not assume any obligations for any employee benefit plan maintained by, or contributed to by, Seller or any Seller Group Member ("Seller Plans") or for any other obligations of Seller or any Seller Group Member with respect to their employees or former employees. Seller will fully provide or pay for all liabilities or obligations to the Continuing Employees arising on or before the Employment Date under any Seller Plans or any other employee benefit arrangements (including, without limitation, insurance, disability and other programs), including all vested benefits accrued under the Seller Plans up to the Employment Date, and for such purposes shall fully vest each Continuing Employee with all benefits accrued for such Continuing Employee under any Seller Plan that is a "pension plan" as defined in Section 3(2) of ERISA through such date. Seller shall provide continuation coverage to each individual who under the terms of Seller's health plan is entitled to continuation rights pursuant to Code Section 4980B or Part 6 of Subtitle I of ERISA. Buyer shall assume obligations for any Continuing Employee's accrued but unused vacation days and sick days and accrued but unpaid regular salary, except to the extent a Continuing Employee becomes entitled to a payment for accrued but unused vacation days or sick days on account of such Continuing Employee's termination of employment with a Seller.

                  (d) Seller shall bear the cost and expense of any workers' compensation claim asserted and arising out of an injury sustained by any Continuing Employee prior to the Employment Date.

                  (e) Buyer, a successor employer for federal, state and local withholding and employment Taxes, shall assume Seller's responsibilities as predecessor employer for filing all federal, state and local withholding income Tax and employment Tax Returns and to furnish for the 2000 calendar year Forms W-2 and similar forms relating to all Continuing Employees for the calendar year in which the Employment Date occurs that are due after the Employment Date. Buyer shall assume such responsibility in accordance with the alternative procedure described in Section 5 of Revenue Procedure 96-60 and, for the calendar year in which the Employment Date occurs, shall assume Seller's obligations to furnish Forms W-2 to all Continuing Employees.

Seller shall comply with all of the requirements set forth in such alternative procedure that are imposed on a predecessor employer and Buyer shall comply with all of the requirements set forth in such procedure that are imposed on a successor employer. Seller shall provide information and data to Buyer upon request with respect to the wages of Continuing Employees and related payroll Taxes for the calendar year in which the Employment Date occurs through the last regular wage payment prior to the Employment Date in order for Buyer to file timely and proper Tax Returns and forms for the calendar year in which the Employment Date occurs.

                  (f) As of the Employment Date, Continuing Employees shall be eligible to participate in the employee benefit plans maintained by Buyer for similarly situated employees. Buyer will take into account service of Continuing Employees on behalf of the Division prior to the Employment Date and treat such service as service with Buyer for purposes of determining such employees' eligibility for holidays, sick days and vacation benefits and for participation and vesting purposes under any other employee benefit plans, programs, policies or arrangements covering such Continuing Employees established, continued or otherwise sponsored by Buyer after the Employment Date. Except as otherwise set forth herein, Buyer may modify or terminate any employee benefit plan, program, policy or arrangement covering Continuing Employees at any time after the Employment Date in accordance with standard business practices. Continuing Employees shall participate in any group health plan maintained by Buyer for such employees without any waiting periods, without any evidence of insurability, and without application of any pre-existing condition limitations, except to the extent applicable under the plans sponsored by Seller immediately prior to the Employment Date. Buyer shall count claims arising prior to the Employment Date for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for calendar year 2000 to the same extent as applicable under Seller's plans as in effect immediately prior to the Employment Date. As soon as practicable after the Employment Date, Sellers shall provide Buyer with all employment and employee benefits data necessary for Buyer to comply with its obligations under this SECTION 8.5.

                  (g) Except as otherwise provided in SECTION 8.5(c), Seller shall be responsible for the costs and consequences associated with the termination of any employee of a Seller who does not become a Continuing Employee for any reason. In the event any Continuing Employee shall be legally entitled to an amount in the nature of termination benefits or costs as a result of the termination of his or her employment with Seller in connection with the transactions contemplated by this Agreement notwithstanding that such Continuing Employee is not terminated by Buyer or does not resign from Buyer, Seller shall reimburse Buyer for any such benefits or costs paid by Buyer as a result of the termination by Seller.

                  (h) Nothing in this Agreement, express or implied, shall confer upon any employee of Seller or any of its Affiliates, or any representative of any such employee, any rights or remedies, including any right to employment or continued employment for any period of any nature whatsoever.

                  8.6. CHANGE IN CORPORATE NAME. Beacon agrees promptly after the Closing Date to change its d/b/a name to a name that does not include the words "Scotty's," "Scotty's Market" or "Scotty's Home Market," or any variation thereof.

                  8.7. COVENANT NOT TO SUE; GENERAL RELEASE. Buyer and Sellers agree and covenant not to commence any action, arbitration or other claim or dispute based upon, arising out of or relating in any way to Buyer's interest in any transaction with Parent prior to the date hereof], the failure of any such transaction to occur or the parties' negotiations with respect to any such transaction, except as otherwise provided herein. In the event that Buyer or any Seller breaches this provision by commencing an action, arbitration or other claim or dispute, then such breaching party shall be responsible for paying all reasonable attorneys' fees and costs of the non-breaching party. For purposes of this SECTION 8.7 only, Affiliates of Buyer and Affiliates of any Seller shall be deemed to be third party beneficiaries. Sellers shall also use their reasonable best efforts to obtain from each of the Major Stockholders a Major Stockholders Release.

                  8.8. USE OF PROCEEDS. Each Seller agrees that it will not use any proceeds it receives from the sale of the Purchased Assets for distributions, dividends or any other payments to equityholders of such Seller unless and until all obligations of such Seller to each of its creditors have been satisfied in full.

                  8.9. TRANSITION SERVICES. (a) To assist in ensuring the continuous and uninterrupted operation of the Business, each of the Sellers will, and will cause their respective affiliates to, provide Buyer with transition services as requested by Buyer for the categories of services listed on ANNEX A and any associated services and in any event all of the services described on ANNEX A (the "Transition Services") until (i) the earlier of (x) such time as Buyer is reasonably able to provide such services to the Business itself or Buyer shall have contracted with third parties to provide such services to the Business, in each case without interruption to the Business or
(y) the completion by Sellers of transition services for grocery deliveries made by Buyer through November 15, 2000; or (ii) such later period that is specified in ANNEX A; such period being the "Transition Period". Buyer shall use commercially reasonable efforts to take such appropriate action, so that Buyer will, with the passage of time, be able to perform or have performed for itself certain accounting related services identified in ANNEX A. Buyer shall keep Seller generally informed of its plans in this regard in order for Sellers to make any appropriate adjustments in Sellers' staffing and hiring plans.

                  (b) Each Seller shall, and shall cause its affiliates to, provide such Transition Services in good faith, in a professional and workmanlike manner and on a basis consistent with the usual standards for the provision of such Transition Services or similar services by Seller to its own customers.

                  (c) All employees and representatives of any Seller or its affiliates providing the Transition Services hereunder to Buyer and its affiliates shall be deemed for all purposes (including compensation and employee benefits) to be employees or representatives solely of such Seller or its affiliates and not to be employees or representatives of Buyer or any of its affiliates or to be independent contractors thereof. Notwithstanding the fact that performance of the Transition Services shall be under the direction of Buyer, in performing their respective duties hereunder, all employees and representatives of any Seller or its affiliates shall be under the direction, control and supervision of such Seller (and not of Buyer or its affiliates). Nothing herein contained shall be deemed or construed by the parties hereto or for any other party as creating the relationship of principal and agent or of partnership or joint venture by the parties hereto. None of Sellers nor any of their respective affiliates shall take title to or otherwise acquire any lien or other interest in any of Buyer's assets or properties in connection with the provision of the Transition Services, and each Seller and its affiliates shall hold all such assets and properties only for the benefit of Buyer.

                  (d) Buyer shall have the sole authority to direct the manner in which the Transition Services are performed, including approving the content of any communications to customers or suppliers of the Business. In connection with the provision of Transition Services involving communications with customers, Buyer, at its option, may script all communications of Sellers and their affiliates, and Sellers shall, and shall cause their affiliates to, follow any such script(s). Sellers shall not, and shall cause their affiliates not to, undertake any actions in connection with the provision of Transition Services that are not authorized by Buyer.

                  (e) Buyer shall reimburse each Seller for its reasonable direct costs of providing the Transition Services as reflected in an estimated budget to be mutually agreed upon by Sellers and Buyer. Sellers shall on a monthly basis submit to Buyer for payment a billing invoice or other statement setting forth the amount of any fees for the Transition Services not theretofore paid by Buyer. Each such invoice or statement shall be accompanied by such supporting detail as Buyer may reasonably request with respect to any of such fees. Payment by Buyer to Sellers in respect of any such invoice or statement shall be made within 15 days after the date of Buyer's receipt of such invoice or statement. Buyer shall have the right to conduct an audit of Sellers to determine the accuracy of the accounting for all cash receipts and disbursements from operations after the Closing Date and for any fees charged by any Seller for the Transition Services, the cost of which shall be borne by Buyer; PROVIDED, HOWEVER, that if the results of any such audit show mis-reporting of cash receipts and disbursements and/or excess charges for fees of more than $5,000 in the aggregate, then the cost of such audit shall be borne by Sellers and Sellers shall promptly reimburse Buyer for all overcharges due to mis-reporting of cash receipts or disbursements and excess charges for fees.

                  (f) Buyer will provide Sellers with the accounting services set forth on ANNEX B (the "Accounting Services") for the operation of the Business up to and including the Closing Date (the "Closing Period"). Buyer shall provide such Accounting Services in good faith, in a professional and workmanlike manner and on a basis consistent with the usual standards for the provision of such Accounting Services or similar services by Buyer. All employees and representatives of Buyer providing the Accounting Services hereunder to Sellers shall be deemed for all purposes (including compensation and employee benefits) to be employees or representatives solely of Buyer and not to be employees or representatives of any Seller or any of its affiliates or to be independent contractors thereof. In performing their respective duties hereunder, all such employees and representatives of Buyer shall be under the direction, control and supervision of Buyer (and not of any Seller or its affiliates). Sellers shall reimburse Buyer for its reasonable direct costs of providing the Accounting Services as reflected in an estimated budget to be mutually agreed upon by Sellers and Buyer. Buyer shall submit to Sellers for payment a billing invoice or other statement setting forth the amount of any fees for the Accounting Services. Such invoice or statement shall be accompanied by such supporting detail as Sellers may reasonably request with respect to any of such fees. Payment by Sellers to Buyer in respect of any such invoice or statement shall be made within 15 days after the date of Sellers' receipt of such invoice or statement. Sellers shall have the right to conduct an audit of Buyer to determine the accuracy of the accounting for all cash receipts and disbursements from operations on or prior to the Closing Date and for any fees charged by Buyer for the Accounting Services, the cost of which shall be borne by Sellers; PROVIDED, HOWEVER, that if the results of any such audit show mis-reporting of cash receipts and disbursements and/or excess charges for fees of more than $5,000 in the aggregate, then the cost of such audit shall be borne by Buyer and Buyer shall promptly reimburse Sellers for all overcharges due to mis-reporting of cash receipts or disbursements and all excess charges for fees.

                  (g) During the Transition Period, neither Sellers or their affiliates nor Buyer or its affiliate shall disparage the others, whether by action, in writing or orally. Further, after the Closing, neither Sellers nor their affiliates shall communicate with any customers of the Business, other than as directed by Buyer and in accordance with this Agreement.

                  (h) In order to ensure that this Agreement is properly implemented, Sellers and Buyers will each appoint a person who has the responsibility of coordinating all necessary contact between the parties during the term of this Agreement. These individuals shall work closely to ensure that this Section 8.9 is properly implemented.

                  8.10. USE OF CUSTOMER DATA. Each Seller agrees that after the Closing such Seller shall use Customer Data only in connection with the provision of Transition Services and shall not use any Customer Data in any manner whatsoever for the benefit of its business (it being understood by the parties hereto that general advertising (other than in the Chicago Business and Maryland Business markets (including national advertising in such markets)) shall not be considered a violation of this SECTION 8.10.) Each Seller agrees that immediately following the completion of the Transition Services, at Buyer's request, any Customer Data not transferred to Buyer hereunder shall be disposed of or destroyed by such Seller.

                  8.11. RELEASE OF SELLERS' OBLIGATIONS. Promptly following the Closing, Buyer shall use reasonable best efforts to assist in causing each Seller to be released and discharged in full of the Assumed Liabilities (it being understood that Buyer shall not be required to pay any amounts in connection therewith). From and after the Closing, Buyer shall perform each Assumed Liability.

                  8.12. SUBSTITUTION OF CERTIFICATE OF DEPOSIT. Promptly following the Closing, Buyer shall use reasonable best efforts to assist in causing the return (or to assist Mid-Atlantic in causing the return) to the account of Mid-Atlantic of that certain certificate of deposit with Crestar Bank in the amount of approximately $112,000, which certificate of deposit is issued in the name of Mid-Atlantic and held for the benefit of the landlord of the Leased Real Property relating to the Maryland Division, such efforts of Buyer to include, if required, the purchase by Buyer of a letter of credit, certificate of deposit or the establishment of other security for the benefit of such landlord in an amount not to exceed $166,000.

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  9.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by any Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of each Seller contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by SECTION 7.4; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of each Seller by the President or any Vice President of such Seller.

                  9.2. NO CHANGES OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of either Division; (b) no material adverse federal or state legislative or regulatory change affecting the Business or its products or services; and (c) no material damage to the Purchased Assets by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date and signed on behalf of each Seller by the President or any Vice President of such Seller.

                  9.3. NO RESTRAINT OR LITIGATION. No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                  9.4. NECESSARY GOVERNMENTAL APPROVALS. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in SCHEDULE 5.3 (except as otherwise contemplated therein) or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of each Division.

                  9.5. NECESSARY CONSENTS. Each Seller shall have received consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which any Seller is a party or by which any Seller or any of the Purchased Assets is affected and which are specified in
SCHEDULE 9.5 or are otherwise necessary to prevent a material adverse change in the Purchased Assets, the Business or in the operations, liabilities, profits, prospects or condition (financial or otherwise) of either Division. If any of the consents specified in SCHEDULE 9.5 are not obtained prior to the Closing Date, Buyer shall be entitled to waive the condition set forth in this SECTION
9.5 for purposes of Closing; PROVIDED, HOWEVER, that notwithstanding any such waiver, Sellers shall nevertheless continue to act diligently to obtain such consents; and PROVIDED, FURTHER that if such consents have not been obtained on or prior to the Closing Date, Buyer shall deposit the Indemnity Escrow Amount into the Indemnity Escrow Account at Closing as provided in SECTION 3.2 which Indemnity Escrow Amount shall be disbursed in accordance with the Indemnity Escrow Agreement.

                  9.6. TITLE INSURANCE. Buyer shall have received with respect to the Leased Real Property identified in SCHEDULE 5.11 current leasehold owner's title insurance policy.

                  9.7. MAJOR STOCKHOLDERS RELEASES. Buyer shall have received the Major Stockholders Releases, duly executed by each of the Major Stockholders that is a signatory thereto.

                  9.8. LIST OF CREDITORS. Buyer shall have received an affidavit of Parent and Mid-Atlantic (the "Affidavit of Creditors") which shall contain the names and business addresses of all creditors of Parent or Mid-Atlantic relating to the Maryland Business and all persons who are known by any Seller to assert claims against Parent or Mid-Atlantic relating to the Maryland Business even though such claims may be disputed, showing the amounts due such creditors or amounts asserted as of the Closing Date.

                  9.9. FAIRNESS OPINION. The Board of Directors of Sellers shall have received the Fairness Opinion.

                                   ARTICLE X

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

                  The obligations of Sellers under this Agreement shall, at the option of Sellers, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  10.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Sellers or any transaction contemplated by this Agreement; and there shall have been delivered to Sellers a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by the President or any Vice President of Buyer.

                  10.2. NO RESTRAINT OR LITIGATION. No action, suit or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                  10.3. NECESSARY GOVERNMENTAL APPROVALS. The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws (except as otherwise contemplated by SCHEDULE 5.3).

                                   ARTICLE XI

                                 INDEMNIFICATION

                  11.1. INDEMNIFICATION BY SELLERS.

                  (a) Each Seller jointly and severally agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

                  (i) any breach by any Seller of any of its covenants in this Agreement or in any Seller Ancillary Agreement;

                  (ii) any failure of any Seller to perform any of its obligations in this Agreement or in any Seller Ancillary Agreement;

                  (iii) any breach of any warranty or the inaccuracy of any representation of any Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of any Seller pursuant hereto;

                  (iv) any failure of any Seller to obtain prior to the Closing any consent set forth in SCHEDULE 5.3;

                  (v) the failure of any Seller to comply with any applicable bulk sales law, except that this clause shall not affect the obligation of Buyer to pay and discharge the Assumed Liabilities;

                  (vi) any claim by and third Person that the use of the trade names or Trademarks of any Seller by any Buyer Group Member in accordance with
SECTION 8.2 infringes the Intellectual Property Rights of such third Person; or

                  (vii) the failure of any Seller to perform any Excluded Liability.

                  (b) The indemnification provided for in this SECTION 11.1 shall terminate as of April 1, 2002 (the "Indemnity Termination Date") (and no claims shall be made by any Buyer Group Member under this SECTION 11.1 thereafter), except that the indemnification by Sellers shall continue as to:

                  (i) the obligations and representations of each Seller under the Instrument of Assignment, the representation and warranties of each Seller set forth in SECTION 5.17 and the covenants of each Seller set forth in SECTION 8.4 as to which no time limitation shall apply;

                  (ii) the representations and warranties set forth in SECTIONS 5.7, 5.18 and 5.23 and the covenants of each Seller set forth in SECTIONS 8.3, 13.2, 13.6 and 13.13, as to all of which no time limitation shall apply, subject to any applicable statute of limitation;

                  (iii) the covenant set forth in SECTION 8.1, as to which the indemnification provided for in this SECTION 11.1 shall terminate one year after the expiration of the noncompetition period provided for therein; and

                  (iv) any Loss or Expense of which any Buyer Group Member has notified Sellers in accordance with the requirements of SECTION 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this SECTION 11.1, as to which the obligation of Sellers shall continue until the liability of Seller shall have been determined pursuant to this ARTICLE XI, and Sellers shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this ARTICLE XI.

                  11.2. INDEMNIFICATION BY BUYER.

                  (a) Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and all Loss and Expense incurred by such Seller Group Member in connection with or arising from:

                  (i) any breach by Buyer of any of its covenants or agreements in this Agreement or in any Buyer Ancillary Agreement;

                  (ii) any failure by Buyer to perform any of its obligations in this Agreement or in any Buyer Ancillary Agreement;

                  (iii) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto; or

                  (iv) the failure of Buyer to perform the Assumed Liabilities.

                  (b) The indemnification provided for in this SECTION 11.2 shall terminate on the Indemnity Termination Date (and no claims shall be made by Seller under this SECTION 11.2 thereafter), except that the indemnification by Buyer shall continue as to:

                  (i) the covenants of Buyer set forth in SECTIONS 8.3, 13.2,
         13.6 and 13.13, as to all of which no time limitation shall apply, subject to any applicable statute of limitations; and

                  (ii) any Loss or Expense of which Sellers have notified Buyer in accordance with the requirements of SECTION 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this SECTION 11.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this ARTICLE XI, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Loss and Expense in accordance with this ARTICLE XI.

                  11.3. NOTICE OF CLAIMS. Any Buyer Group Member or Seller Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim

Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; PROVIDED, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; PROVIDED FURTHER that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                  11.4. THIRD PERSON CLAIMS.

                  (a) Subject to SECTION 11.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

                  (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where any Seller is the Indemnitor, will have no continuing effect in any material respect on the Business or the Purchased Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof.

Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

                  11.5. LIMITATIONS OF INDEMNIFICATION. No Indemnifying Party shall be required to indemnify an Indemnified Party hereunder unless and until the aggregate amount of Losses and/or Expenses for which the applicable Indemnitor is otherwise obligated to make payment pursuant to this SECTION 11 exceeds $50,000, whereupon such Indemnitor shall be obligated to pay the entire aggregate amount of all such Losses and Expenses. The amount of any Losses or Expenses recoverable by an Indemnified Party under this SECTION 11.5 shall be calculated net of any insurance proceeds or other third party recoveries received by such Indemnified Party with respect thereto.

                  11.6. ADJUSTMENT TO PURCHASE PRICE. Any payment by Buyer or Sellers under this ARTICLE XI shall be made on an After-Tax Basis, and to the extent such payment can be properly so characterized under applicable tax law, shall be treated by the parties as an adjustment to the Purchase Price.

                                  ARTICLE XII

                                   TERMINATION

                  12.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual consent of Buyer and Parent;

                  (b) by Buyer in the event of any material breach by any Seller of any of Seller's agreements, representations or warranties contained herein and the failure of such Seller to cure such breach within seven days after receipt of notice from Buyer requesting such breach to be cured; or

                  (c) by Parent in the event of any material breach by Buyer of any of Buyer's agreements, representations or warranties contained herein and the failure of Buyer to cure such breach within seven days after receipt of notice from Parent requesting such breach to be cured.

                  12.2. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to SECTION 12.1 shall give notice of such termination to the other parties to this Agreement.

                  12.3. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this ARTICLE XII, all further obligations of the parties under this Agreement (other than SECTIONS 13.2 and 13.10) shall be terminated without further liability of any party to the other, PROVIDED that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

                  13.1. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement as provided herein.

                  13.2. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein, the preparation of this Agreement and other related documents and the provision of Transition Services and Accounting Services, and, if the transactions contemplated hereby are not consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith, and, if such transactions are consummated, Buyer will promptly thereafter return to Parent all copies of nonpublic documents and materials which have been furnished by any Seller to Buyer and which do not relate primarily to the Business. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Sellers, to their counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; PROVIDED, HOWEVER, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related primarily to the Business or the Purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed without protection of confidentiality under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

                  13.3. NO PUBLIC ANNOUNCEMENT. None of Buyer nor any Seller shall, without the approval of the other (which approval shall not be unreasonably withheld) , make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

                  13.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

                  If to Buyer, to:

                  Peapod, Inc.
                  9933 Woods Drive
                  Skokie, IL  60077
                  Attention:        Marc van Gelder
                  Facsimile:        (847) 583-9495

                  with a copy to:

                  Sidley & Austin
                  Bank One Plaza
                  10 South Dearborn
                  Chicago, IL  60603
                  Attention:        Christine A. Leahy, Esq.
                  Facsimile:        (312) 853-7036

                  If to any Seller, to:

                  Streamline.com, Inc.
                  27 Dartmouth Street
                  Westwood, MA  02090
                  Attention:        Edward Albertian
                  Facsimile:        (781) 407-1946

                  with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA  02110
                  Attention:        Wayne D. Bennett, Esq.
                  Facsimile         (617) 951-8736

or to such other address as such party may indicate by a notice delivered to the other party hereto.

                  13.5. SUCCESSORS AND ASSIGNS.

                  (a) The rights of either party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other; PROVIDED, HOWEVER, that Buyer may assign its rights and obligations under this Agreement to an Affiliate of Buyer. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this SECTION 13.5 any right, remedy or claim under or by reason of this Agreement.

                  13.6. ACCESS TO RECORDS AFTER CLOSING.

                  (a) For a period of six years after the Closing Date, Sellers and their representatives shall have reasonable access to all of the books and records of the Divisions transferred to Buyer hereunder to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the operations of the Divisions prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this SECTION 13.6(A). If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such books and records as Sellers may select.

                  (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which Sellers or any of their Affiliates may retain after the Closing Date. Such access shall be afforded by Sellers and their Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this SECTION 13.6(b). If Sellers or any of their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Sellers shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

                  13.7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the Letter of Understanding. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

                  13.8. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

                  13.9. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof.

Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  13.10. EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

                  13.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each Seller and Buyer.

                  13.12. ENFORCEMENT OF AGREEMENT. In the event of an action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such litigation or proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party on trial and appeal as adjudged by the court, and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included as part of such judgment.

                  13.13. FURTHER ASSURANCES. From time to time following the Closing, each Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets (a) which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use its reasonable best efforts to secure to Buyer the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, to use its reasonable best efforts jointly with Buyer to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of any Seller thereunder); PROVIDED, HOWEVER, that nothing herein shall relieve Sellers of their obligations under SECTION 7.3. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

                  13.14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

                  13.15. TIME IS OF THE ESSENCE. With respect to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  13.16. SUBMISSION TO JURISDICTION. Sellers and Buyer hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Northern District of Illinois and the jurisdiction of the Circuit Court of Cook County of Illinois and waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                    PEAPOD, INC.

                                    By: /s/ Marc Cuan Gelder
                                       ----------------------------------------
                                              Name:    Marc Cuan Gelder
                                                       ------------------------
                                              Title:   President & CEO
                                                       ------------------------

                                    STREAMLINE.COM, INC.

                                    By: /s/ Lawrence Anderson
                                       ----------------------------------------
                                              Name:    Lawerence Anderson
                                                       ------------------------
                                              Title:   Assistant Secretary
                                                       ------------------------

                                    BEACON HOME DIRECT, INC.

                                    By: /s/ Lawrence Anderson
                                       ----------------------------------------
                                              Name:    Lawerence Anderson
                                                       ------------------------
                                              Title:   Assistant Secretary
                                                       ------------------------

                                    STREAMLINE MID-ATLANTIC, INC.

                                    By: /s/ Lawrence Anderson
                                       ----------------------------------------
                                              Name:    Lawerence Anderson
                                                       ------------------------
                                              Title:   Assistant Secretary
                                                       ------------------------

                                     ANNEX A
                               TRANSITION SERVICES

SYSTEMS SERVICES

Sellers shall provide Buyer with the following services for the Maryland Business, including but not limited to:

-        maintaining, supporting and updating content on the front-end website

-        online merchandising

- executing online communication with customers; working with Buyer to communicate business changes on-line

- executing, with Buyer, an opt-in message ensuring that customers are notified that they will be joining the Buyer's service and giving Buyer access to all customer information, order history and previous shopping lists

- maintaining and supporting warehouse management system and other related systems for product picking, delivery and returns; downloading of product and order information; and routing of deliveries

- assisting in balancing customer delivery availability with operational capacity

- preparing all customer data, and previous order data after January 1, 2000, in a mutually agreeable format to enable transfer of customer information and previous order information to the Buyer at the completion of the Transition Period

ACCOUNTING SERVICES

Sellers shall provide Buyer with the following services for the Maryland Business, including but not limited to:

- payroll services (Buyer will assume these services for wages after September 30, 2000 when able to do so, prior to the end of the Transition Period)

- accounts payable services, including processing and invoicing of accounts payable (Buyer will assume these services when able to do so, prior to the end of Transition Period)

-        billing services for customer orders

- processing of customer payments and related accounts receivable, including the transfer of such data after January 1, 2000 to the Buyer at the completion of the Transition Period

-        processing of other cash receipts

-        purchasing services related to the ordering of products

-        preparing monthly income statements

- maintaining all books and records for the Transition Period and providing such books and records to the Buyer at the end of the Transition Period

CUSTOMER CARE AND COMMUNICATIONS

Sellers shall provide Buyer with the following services for the Maryland Business, including but not limited to:

         - signing-up customers; provided that Sellers agree not to sign up any customers for the refrigerator plan

         -    scheduling returns

         -    crediting customer accounts

         -    responding to customer calls and complaints

         - documenting responses to customer calls and complaints in a manner consistent with that performed for Sellers' own customers

         - preparing, with Buyer, an opt-in message ensuring that customers are notified that they will be joining the Buyer's service and giving Buyer access to all customer information, order history and previous shopping lists

For a period of one year from the Closing Date for the Chicago Business and for a period from the end of the Transition Period through one year from the Closing Date for the Maryland business, Sellers shall provide the following services, including but not limited to:

         - forwarding of customer inquiries or other communications to the Buyer

         - providing a link from Seller's website to Buyer's website for customers in the Chicago, Illinois MSA and the Washington, D.C. MSA (for example, if a new customer enters a zip code in either market they will be redirected to a jump page explaining the operation of the business, and then linking to Buyer's website)

         -    forwarding phone calls and messages from customers to the Buyer

MERCHANDISING

Sellers shall provide Buyer with the following services for the Maryland Business, including but not limited to:

- maintaining product database, including descriptions, pricing information and product information

-        administering promotional programs

                                     ANNEX B
                               ACCOUNTING SERVICES

Buyer shall provide Sellers with the following accounting services for the operations of the Business on or prior to the Closing Date (the "Closing Period"), including but not limited to:

-        payroll services

- accounts payable services, including processing and invoicing of accounts payable

-        billing services for customer orders

-        processing of customer payments and related accounts receivable

-        processing of other cash receipts

-        preparing monthly income statements

- maintaining all books and records for the Closing Period and providing such books and records to Sellers at the end of the Transition Period